EHIBIT 10.1

ASSET PURCHASE AGREEMENT

by and among

TAHOE JOE’S INC.,

Alamo Buffets Payroll, LLC,

Alamo Fresh Payroll, LLC,

Alamo Ovation, LLC,

Buffets, LLC

Fire Mountain Restaurants, LLC,

FMP-Fresh Payroll, LLC,

FMP-Ovation Payroll, LLC

FMP SA Management Group, LLC,

Food Management Partners, Inc.,

FRESH ACQUISITIONS, LLC
HOMETOWN BUFFET, INC.,
OCB Purchasing Co.,

OCB Restaurant Company, LLC, and
RYAN’S RESTAURANTS GROUP, LLC

and

BBQ GROWTH, LLC

October 4, 2021

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TABLE OF CONTENTS

ARTICLE I. DEFINITIONS2

ARTICLE II. PURCHASE AND SALE12

Section 2.1Purchase and Sale of Purchased Assets:12

Section 2.2Excluded Assets15

Section 2.3Assumption of Assumed Liabilities.16

Section 2.4Excluded Liabilities.17

Section 2.5Consideration17

Section 2.6Cure Costs; Schedule Updates.17

Section 2.7Closing.18

Section 2.8Deliveries at Closing.19

Section 2.9Allocation.20

Section 2.10Excluded Locations.20

ARTICLE III. SELLERS’ REPRESENTATIONS AND WARRANTIES21

Section 3.1Organization of Sellers; Good Standing.21

Section 3.2Authorization of Transaction21

Section 3.3Noncontravention22

Section 3.4Compliance with Laws22

Section 3.5Title to Purchased Assets.22

Section 3.6Contracts22

Section 3.7Intellectual Property.23

Section 3.8Litigation.24

Section 3.9Employees and Employment Matters24

Section 3.10Real Property.24

Section 3.11Permits.24

Section 3.12Brokers’ Fees.25

Section 3.13No Other Representations or Warranties25

ARTICLE IV. BUYER’S REPRESENTATIONS AND WARRANTIES26

Section 4.1Organization of Buyer.26

Section 4.2Authorization of Transaction.26

Section 4.3Noncontravention.27

Section 4.4Financial Capacity.27

Section 4.5Adequate Assurances Regarding Executory Contracts.27

Section 4.6Good Faith Purchaser.27

Section 4.7Brokers’ Fees.28

Section 4.8Condition of Business28

ARTICLE V. PRE-CLOSING COVENANTS28

Section 5.1Certain Efforts; Cooperation.28

Section 5.2Notices and Consents.29

Section 5.3Bankruptcy Actions.30

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Section 5.4Conduct of Business32

Section 5.5Certain Restricted Conduct33

Section 5.6Notice of Developments34

Section 5.7Access.34

Section 5.8Press Releases and Public Announcements.34

Section 5.9Bulk Transfer Laws.35

Section 5.10Contracts35

Section 5.11Casualty, Condemnation, Loss of Lease.35

ARTICLE VI. OTHER COVENANTS36

Section 6.1Cooperation.36

Section 6.2Further Assurances.36

Section 6.3Availability of Business Records.37

Section 6.4Employee Matters.37

Section 6.5Recording of Intellectual Property Assignments.39

Section 6.6Transfer Taxes.39

Section 6.7Wage Reporting.39

Section 6.8Collection of Accounts Receivable.39

Section 6.9Use of Name and Markss.40

Section 6.10Liquor License Approvals.40

Section 6.11Data Privacy Protection.41

ARTICLE VII. CONDITIONS TO CLOSING42

Section 7.1Conditions to Buyer’s Obligations42

Section 7.2Conditions to Sellers’ Obligations:42

Section 7.3No Frustration of Closing Conditions.43

ARTICLE VIII. TERMINATION43

Section 8.1Termination of Agreement:43

Section 8.2Procedure upon Termination44

Section 8.3Omitted

Section 8.4Effect of Termination.45

ARTICLE IX. MISCELLANEOUS45

Section 9.1Remedies45

Section 9.2Expenses.45

Section 9.3Entire Agreement.46

Section 9.4Incorporation of Schedules, Exhibits and Disclosure Schedule.46

Section 9.5Amendments and Waivers..46

Section 9.6Succession and Assignment.46

Section 9.7Notices47

Section 9.8Governing Law; Jurisdiction.48

Section 9.9Consent to Service of Process48

Section 9.10WAIVERS OF JURY TRIAL.48

Section 9.11Severability.48

Section 9.12No Third Party Beneficiaries.48

Section 9.13No Survival of Representations, Warranties and Agreements.48

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Section 9.14Construction.49

Section 9.15Computation of Timey.49

Section 9.16Mutual Drafting49

Section 9.17Disclosure Schedule.49

Section 9.18Headings; Table of Contents50

Section 9.19Counterparts; Facsimile and Email Signatures.50

Section 9.20Time of Essence.50

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ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (as amended or modified, this “Agreement”) is entered into as of October 4, 2021, by and among Tahoe Joe’s Inc., a Minnesota corporation (“TJI”), Alamo Buffets Payroll, LLC, a Texas limited liability company (“Alamo Buffets”), Alamo Fresh Payroll, LLC, a Texas limited liability company (“Alamo Fresh”), Alamo Ovation, LLC, a Texas limited liability company (“Alamo Ovation”), Buffets, LLC, a Minnesota limited liability company (“Buffets”), Fire Mountain Restaurants, LLC, a Delaware limited liability company (“Fire Mountain”), FMP-Fresh Payroll, LLC, a Texas limited liability company (“FMP-Fresh”), FMP-Ovation Payroll, LLC, a Texas limited liability company (“FMP-Ovation”), FMP SA Management Group, LLC, a Texas limited liability company (“FMP SA”), Food Management Partners, Inc. (“FMP”), a Texas corporation, Fresh Acquisitions, LLC, a Delaware limited liability company (“FA”), HomeTown Buffet, Inc., a Minnesota corporation (“HTB”), OCB Purchasing Co., a Minnesota corporation (“OCB Purchasing”), OCB Restaurant Company, LLC, a Minnesota limited liability company (“OCB Restaurant”), and Ryan’s Restaurant Group, LLC, a South Carolina limited liability company (“Ryan’s” and, together with TJI, Alamo Fresh, Alamo Ovation, Buffets, Fire Mountain, FMP-Fresh, FMP-Ovation, FMP, FMP SA, FA, HTB, OCB Purchasing, and OCB Restaurant, the “Sellers”, and each are individually a “Seller”), and BBQ Growth, LLC, a California limited liability company (together with its permitted successors, designees and assigns, “Buyer”). Sellers and Buyer are referred to herein collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in ARTICLE I.

RECITALS

1.TJI is engaged in the business of operating a portfolio of casual, full service dining restaurants under the trade name of “Tahoe Joe’s Famous Steakhouse” in the State of California (collectively, the “Business”);
2.FA owns the Intellectual Property pertaining to the “Furr’s Fresh Buffet” brand and restaurants;
3.Sellers, with certain of their other Affiliates, have each commenced proceedings (collectively, the “Chapter 11 Cases”) under Title 11 of the United States Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”);
4.Subject to approval of the Bankruptcy Court and on the terms and subject to the conditions set forth herein and pursuant to an anticipated Sale Order and Bidding Procedures Order, Sellers wish to sell, transfer and assign to Buyer or one or more of its Permitted Designees (as defined below), which it is contemplated that Buyer may form to purchase, acquire and assume from Sellers, pursuant to Sections 105, 363, 365, and other applicable provisions of the Bankruptcy Code, the Purchased Assets and the Assumed Liabilities as of the Closing;
5.On the Closing Date, Buyer will acquire the Business of TJI in accordance with the terms of this Agreement and all of the Intellectual Property including, but not limited to:
(i)All the Intellectual Property of FA;

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(ii)All the Intellectual Property of Buffets;
(iii)All the Intellectual Property of HTB; and
(iv)All the Intellectual Property of Ryan’s.
6.In accordance with this Agreement, on or before the Closing Date, Buyer intends to form a series of Affiliated limited liability companies, each of which will be an assignee of a different real property lease, and potentially acquire some or all of the Intellectual Property (the “Permitted Designees”);
7.Sellers intend to seek the entry of an order by the Bankruptcy Court approving this Agreement and authorizing Sellers to consummate the Contemplated Transactions upon the terms and subject to the conditions set forth herein and in the Sale Order;
8.Pursuant to the Sale Procedures Order, Sellers shall conduct an Auction or any other procedures necessary to determine the highest and otherwise best offer for the Purchased Assets, as ordered by the Bankruptcy Court in the Sale Procedures Order; and
9.The Contemplated Transactions are subject to the approval of the Bankruptcy Court and will be consummated only pursuant to the Sale Order to be entered by the Bankruptcy Court.

NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

AGREEMENT

ARTICLE I.
DEFINITIONS

“401(k) Plan” means the TJI 401(k) Plan.

“Accounts Receivable” means (a) all accounts, accounts receivable, Credit Card Receivables, contractual rights to payment, notes, notes receivable, negotiable instruments, chattel paper, and vendor rebates of TJI, including (x) any such Accounts Receivable generated by TJI during the 3-day period immediately prior to the Closing Date (such accounts, the “Specified Accounts”) and (y) any amounts received by or payable to TJI with respect to the Specified Accounts, and (b) any security interest, claim, remedy or other right related to any of the foregoing.

“Affiliate” when used with reference to another Person means any Person, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with, such other Person, including those Persons defined and described as an Affiliate or Insider in the Bankruptcy Code.

“Agreement” has the meaning set forth in the preamble.

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“Alternate Transaction” means a transaction or series of related transactions pursuant to which Sellers, pursuant to the Sale Procedures Order, (a) accept a Qualified Bid other than that of Buyer, as the highest and best offer, or (b) sell, transfer, lease or otherwise dispose of, directly or indirectly, including through an asset sale, stock sale, merger, reorganization or other similar transaction (by Sellers or otherwise), including pursuant to a Plan or refinancing, all or substantially all of the Purchased Assets (or agrees to do any of the foregoing) in a transaction or series of transactions to a Person or Persons other than Buyer.

“Assignment and Assumption Agreement” has the meaning set forth in Section 2.8(a)(ii).

“Assumed Contracts” means those Leases and other Contracts that have been assigned to and assumed by Buyer pursuant to Section 2.6 and section 365 of the Bankruptcy Code. For the avoidance of doubt, “Assumed Contracts” shall not include any Contract or Lease that is excluded and rejected pursuant to Section 2.6.

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Assumed Permits” means all Permits relating to the Business that are transferable in accordance with their terms, but excluding all Permits to the extent related to any Excluded Asset (including any Lease that is not an Assumed Contract).

“Auction” means the auction for the sale and assumption of the Purchased Assets.

“Bankruptcy Code” has the meaning set forth in the recitals.

“Bankruptcy Court” has the meaning set forth in the recitals.

“Bill of Sale” has the meaning set forth in Section 2.8(a)(i).

“Breakup Fee” has the meaning set forth in Section 5.3(b).

“Business” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks located in San Antonio, Texas shall be authorized or required by Law to close.

“Buyer” has the meaning set forth in the preamble.

“Cash Payment” has the meaning set forth in Section 2.5(a).

“Casualty” has the meaning set forth in Section 5.11(b).

“Casualty Proceeds” has the meaning set forth in Section 5.11(b).

“Chapter 11 Cases” has the meaning set forth in the Recitals.

“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code, whether arising before or after the Petition Date.

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“Closing” has the meaning set forth in Section 2.7.

“Closing Date” has the meaning set forth in Section 2.7.

“Closing Payment” means the Cash Payment and Cure Costs that Buyer shall pay at Closing in accordance with the terms of this Agreement.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the IRC, and any similar state Law.

“Committee” means the Official Unsecured Creditors’ Committee appointed in the Chapter 11 Cases.

“Condemnation” has the meaning set forth in Section 5.11(a).

“Condemnation Proceeds” has the meaning set forth in Section 5.11(a).

“Confidentiality Agreement” means that certain Confidentiality Agreement between Buyer and Sellers.

“Consent” means any approval, consent, ratification, permission, clearance, designation, qualification, waiver or authorization, or an order of the Bankruptcy Court that deems or renders unnecessary the same.

“Contemplated Transactions” means the sale by Sellers to Buyer, and the purchase by Buyer from Sellers, of the Purchased Assets.

“Continuing Restaurant” means any of TJI’s restaurant locations with respect to which the associated Leases are Assumed Contracts.

“Contract” means any written or oral agreement, contract, lease, sublease, indenture, mortgage, instrument, guaranty, loan or credit agreement, note, bond, customer order, purchase order, sales order, sales agent agreement, supply agreement, development agreement, joint venture agreement, promotion agreement, license agreement, contribution agreement, partnership agreement or other arrangement, understanding, permission or commitment that, in each case, is legally binding.

“Contract and Cure Schedule” has the meaning set forth in Section 2.6(a).

“Contract Designation Deadline” has the meaning set forth in Section 2.6(b).

“Control” means, when used with reference to any Person, the power to direct the management or policies of such Person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with any Contract; and the terms “Controlling” and “Controlled” shall have meanings correlative to the foregoing.

“Credit Card Receivables” means all accounts receivable and other amounts owed to TJI (whether current or non-current) in connection with any customer purchases from any Continuing

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Restaurants operated by TJI that are made with credit cards or any other related amounts owing (including deposits or holdbacks to secure chargebacks, offsets or otherwise) from credit card processors to TJI, including all Credit Card Receivables generated with respect to sales occurring during the three days immediately prior to the Closing Date, including any amounts received by or payable to TJI with respect to such sales occurring during such three days immediately prior to the Closing Date.

“Cure Costs” means, for only the Assumed Contracts, all amounts that are determined by a final and nonappealable order of the Bankruptcy Court must be paid, pursuant to Sections 365(b)(1)(A) and (B) of the Bankruptcy Code, in connection with the assumption and/or assignment of the Assumed Contracts to Buyer as provided herein.

“Current Employees” means all employees of TJI employed as of the day before the Closing Date, whether active or not (including those on short-term disability, leave of absence, paid or unpaid, or long-term disability).

“Customer Programs” means those certain customer gift card programs, offered by each of the Sellers, respectively and as applicable, in the Ordinary Course of Business in conducting the operations of each such Seller’s Business.

“Debtors” means the Sellers and their Affiliates, as debtors and debtors in possession in the Chapter 11 Cases.

“Decree” means any judgment, decree, ruling, decision, opinion, injunction, assessment, attachment, undertaking, award, charge, writ, executive order, judicial order, administrative order or any other order of any Governmental Entity.

“DIP Account” means the segregated debtor-in-possession account opened by Sellers solely for the purpose of the sale of the Assets contemplated by this Agreement.

“DIP Indebtedness” means all “DIP Obligations” as defined in the DIP Order.

“DIP Lender” shall have the same meaning given such term in the DIP Order.

“DIP Loan Agreement” shall have the same meaning given such term in the DIP Order.

“DIP Order” means (a) the interim order entered by the Bankruptcy Court on or about April 23, 2021, approving the DIP Loan Agreement (Docket No. 71, the “Interim Order”); and (ii) the order of the Bankruptcy Court approving the DIP Loan Agreement on a final basis on or about May 12, 2021 (Docket No. 157, the “Final Order”).

“Disclosure Schedule” has the meaning set forth in ARTICLE III.

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and any other material benefit or compensation plan, program, agreement or arrangement of any kind, in each case, maintained or contributed to by TJI or in which TJI participates or participated and that provides benefits to any Current Employee or Former Employee.

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“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Contract” means any Contract not listed in the Contract and Cure Schedule as an Assumed Contract, or is at any point excluded from being an Assumed Contract.

“Excluded Claims” means all rights (including rights of set-off and rights of recoupment), refunds, claims, counterclaims, demands, causes of action and rights to collect damages of Sellers against third parties to the extent related to any Excluded Asset or Excluded Liability, including all claims and causes of action of the Debtors under Sections 544 to 550 of the Bankruptcy Code, but expressly excluding the Purchased Actions.

“Excluded Employee” has the meaning set forth in Section 6.4(b).

“Excluded Liabilities” has the meaning set forth in Section 2.4.

“Excluded Restaurants” means any of TJI’s restaurant locations that are not Continuing Restaurants.

“Former Employees” means all individuals who have been employed by TJI who are not Current Employees.

“Governmental Entity” means any United States federal, state or local or non-United States governmental or regulatory authority, agency, commission, court, body or other governmental entity.

“Health Plans” means all health plans including, but not limited to, health, dental, life, disability and long-term care insurance.

“Insurance Policy” means each primary, excess and umbrella insurance policy, bond and other form of insurance owned or held by or on behalf of Sellers and their operations, properties and assets, or providing insurance coverage to the Business, including, without limitation, all stop- loss insurance policies with respect to TJI’s self-insured medical and/or dental insurance programs.

“Intellectual Property” means any and all rights, title and interest in or relating to intellectual property of any type, which may exist or be created under the Laws of any jurisdiction throughout the world (including, without limitation, all common-law rights, statutory rights snd contractual rights related to the following), including: (a) patents and patent applications, together with all reissues, continuations, continuations-in-part, divisionals, extensions and reexaminations in connection therewith; (b) trademarks, service marks, trade dress, logos, slogans, trade names, service names, brand names, Internet domain names and all other source or business identifiers and general intangibles of a like nature, along with all applications, registrations and renewals in connection therewith, and all goodwill associated with any of the foregoing; (c) rights associated with works of authorship, including exclusive exploitation rights, mask work rights, copyrights, database and design rights, whether or not registered or published, all registrations and recordations thereof and applications in connection therewith, along with all extensions and renewals thereof; (d) trade secrets and Recipes and menus; and (e) all other intellectual property

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rights related to the Business, and any of the operations of FA, including all social media accounts related to the Business and any of the operations of FA, owned by it or associated with the brand names used by Fire Mountain Restaurants, LLC, an Ohio limited liability company, Ryan’s Restaurant Group, LLC, a South Carolina limited liability company, OCB Restaurant Company, LLC, a Minnesota limited liability company and Buffets whether such intellectual property rights are owned by HTB, Buffets, Alamo Buffets, LLC, a Texas limited liability company and the parent company of Buffets (“Alamo Buffets”), or any of their respective Subsidiaries or Affiliates.

“Intellectual Property Assignments” has the meaning set forth in Section 2.8(a)(iii).

“Inventory”  means  all  of  TJI’s  consumable  food,  alcoholic  beverages,  and  other beverages and raw materials and work-in-process therefor and all of TJI’s tangible property used in the preparation of, serving, and cleaning up from, food and drinks, including napkins, silverware, plates and dining ware, cups, glassware, mugs, cooking and cleaning utensils, packaging materials, paper products, ingredients, miscellaneous consumables, materials, supplies, inventories and other related items or that are otherwise included in the Purchased Assets and are permitted to be sold and transferred under applicable Law.

“IRC” means the United States Internal Revenue Code of 1986, as amended.

“Law” means any federal, state, provincial, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance (including with respect to zoning or other land use matters), code, treaty, convention, rule, regulation, requirement, edict, directive, pronouncement, determination, proclamation or Decree of any Governmental Entity.

“Leased Real Property” means all leasehold or sub-leasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property of TJI which is used in the Business.

“Leases” means all leases, subleases, unexpired leases, unexpired subleases, licenses, concessions and other Contracts, including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, in each case pursuant to which TJI holds any Leased Real Property.

“Liability” means all indebtedness, losses, claims (including “claims” as defined in section 101(5) of the Bankruptcy Code), damages, expenses, fines or other penalties, costs, royalties, proceedings, deficiencies, duties, obligations, and other liabilities (including those arising out of any Litigation, such as any settlement or compromise thereof or judgment or award therein) of a Person (whether absolute, accrued, contingent, fixed, liquidated or unliquidated, or otherwise, and whether known or unknown, and whether due or to become due, and whether in contract, tort, strict liability, or otherwise, and whether or not resulting from third-party claims).

“Lien” means any mortgage, deed of trust, hypothecation, contractual restriction, pledge, lien (statutory or otherwise, including PACA/PASA Claims), encumbrance, interest, charge, security interest, put, call, other option, right of first refusal, right of first offer, servitude, right of way, easement, conditional sale or installment contract, finance lease involving substantially the same effect, security agreement or other encumbrance or restriction on the use, transfer or

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ownership of any property of any type (including real property, tangible property and intangible property and including any “Lien” as defined in the Bankruptcy Code).

“Liquor License Approvals” has the meaning set forth in Section 6.10(a).

“Liquor Licenses” has the meaning set forth in Section 3.11(b).

“Litigation” means any action, cause of action, suit, claim, investigation, mediation, audit, grievance, demand, hearing or proceeding, whether civil, criminal, administrative or arbitral, whether at law or in equity and whether before any Governmental Entity or arbitrator.

“Management Agreement” means an agreement in the form as shall be reasonably acceptable to Buyer and TJI, and which provides that all costs of operations of the Purchased Assets from and after the Closing Date shall be paid on a current basis by Buyer and the economic benefit of the operations of the Purchased Assets accrues to Buyer.

“Material Adverse Effect” means any change, event, effect, development, condition, circumstance or occurrence (when taken together with all other changes, events, effects, developments, conditions, circumstances or occurrences), that is materially adverse to the financial condition of Sellers or results of operations of the Purchased Assets (excluding the Excluded Assets and the Excluded Liabilities), in each case taken as a whole, but excluding (a) any change or effect to the extent that it results from or arises out of (i) the pendency of the Chapter 11 Case or the financial condition of Sellers; (ii) the execution and delivery of this Agreement or the announcement thereof or consummation of the transactions contemplated hereby; (iii) changes in (or proposals to change) law, generally accepted accounting principles, or other accounting regulations or principles, or (iv) any action contemplated by this Agreement or taken at the request of Buyer; (b) any change or effect generally applicable to (i) the industries and markets in which Sellers operate or (ii) economic or political conditions or the securities or financial markets in any country or region; (c) any outbreak or escalation of hostilities or war or any act of terrorism; (d) any occurrence, threat, or effects of a disease outbreak, epidemic, pandemic, or similar widespread public health concern, which results in recommendations or mandates from Governmental Authorities to reduce travel, avoid large gatherings, self-quarantine, or extended shutdown of certain businesses; (e) any objections in the Bankruptcy Court to (i) this Agreement, related documents and the transactions contemplated hereby and thereby, (ii) the reorganization of Sellers and any related plan of reorganization or disclosure statement, or (iii) the Sale Procedures Order or Sale Motion; (f) the assumption or rejection of any Assigned Contract or Assigned Lease; (g) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); (h) any Order of the Bankruptcy Court or any actions or omissions of Sellers in compliance therewith; (i) any action taken by Sellers at the request of, or with the consent of, Buyer; and (j) any of the matters disclosed on any exhibit, annex or schedule to this Agreement.

“Material Contracts” has the meaning set forth in Section 3.6.

“Offeree” has the meaning set forth in Section 6.4(a).

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“Ordinary Course of Business” means the ordinary course of business of Sellers consistent with past custom and practice and subject to any modifications of such practice as a result of the filing of the Chapter 11 Cases.

“PACA/PASA Claims” means any valid claims against TJI under the Perishable Agricultural Commodities Act of 1930 or any similar state statutes of similar effect or the Packers and Stockyards Act of 1921, as amended, 7 U.S.C. § 181, et seq. timely filed and served pursuant to an order of the Bankruptcy Court issued in the Chapter 11 Cases.

“Parties” has the meaning set forth in the preamble.

“Permit” means any franchise, approval, permit, license, order, registration, certificate, variance, Consent, exemption or similar right issued, granted, given or otherwise obtained from or by any Governmental Entity, under the authority thereof or pursuant to any applicable Law.

“Permitted Liens” means: (a) Liens for Taxes not yet delinquent or which are being contested in good faith by appropriate proceedings; (b) with respect to leased or licensed personal property, the terms and conditions of the lease or license applicable thereto to the extent constituting an Assumed Contract; (c) mechanics liens and similar liens for labor, materials or supplies provided with respect to real property incurred in the Ordinary Course of Business or otherwise approved by the Bankruptcy Court for amounts which are not delinquent or which are being contested in good faith by appropriate proceedings in an aggregate amount not to exceed $100,000; (d) with respect to real property, zoning, building codes and other land use Laws regulating the use or occupancy of such real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the Business, except where any such violation would not, individually or in the aggregate, materially impair the use, operation or transfer of the affected property or the conduct of the Business thereon as it is currently being conducted; (e) with respect to Assumed Contracts for the Lease at each Continuing Restaurant, easements, covenants, conditions, restrictions and other similar matters affecting such real property and other encroachments that do not or would not materially impair the use or occupancy of such real property or materially interfere with the operation of the Business at such real property; and (f) matters that would be disclosed on an accurate survey or inspection of the real property but which do not interfere in any material respect with the right or ability to use the property as currently used or operated.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity, including any Governmental Entity or any group or syndicate of any of the foregoing.

“Petition Date” means the date of the filing of the Chapter 11 Cases.

“PII” has the meaning set forth in Section 6.11.

“Plan” means a plan of reorganization or liquidation proposed by Sellers and/or the Committee.

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“Potential Assumed Contract” means a Contract that is listed on the Contract and Cure Schedule.

“Potential Assumed Lease” means a Lease that is listed on the Contract and Cure Schedule.

“Potential Assumed Contracts and Leases” has the meaning set forth in Section 2.6(a).

“Professional Services” means any legal services, accounting services, financial advisory services, investment banking services or any other professional services provided by the Seller’s advisers obtained pursuant to any order of the Bankruptcy Court.

“Purchase Price” has the meaning set forth in Section 2.5.

“Purchased Assets” has the meaning set forth in Section 2.1; provided, however, that, notwithstanding the foregoing or anything contained in this Agreement to the contrary, the Purchased Assets shall not include any Excluded Assets.

“Purchased Actions” means solely in regard to TJI and the bankruptcy case of TJI, all causes of action, lawsuits, claims, rights of recovery and other similar rights on any grounds, at law or in in equity, of TJI and its bankruptcy estate, including without limitation any and all avoidance claims and other causes of action arising under Sections 544 to 550 of the Bankruptcy Code, under any applicable state law providing for the avoidance and recovery of preferential transfers or fraudulent claims, or both, against any party, but not including and expressly excepting all causes of action, lawsuits, claims, rights of recovery and other similar rights on any grounds, at law or in equity (including avoidance claims and other causes of action arising under Sections 544 to 550 of the Bankruptcy Code), held by any of the Debtors (including TJI) against any officer, member, manager, or director of any of the Debtors or against any Affiliate or Subsidiary of the Debtors.

“Qualified Bid” means competing qualified bids in accordance with the Sale Procedures Order.

“Qualified Bidder” has the meaning set forth in Sale Procedures Order.

“Recipes” has the meaning set forth in Section 2.1(h).

“Records” means the books, records, information, ledgers, files, invoices, documents, work papers, correspondence, lists (including customer lists, supplier lists and mailing lists), plans (whether written, electronic or in any other medium), drawings, designs, specifications, creative materials, advertising and promotional materials, marketing plans, studies, reports, data and similar materials related to the Business.

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or domain name registrar.

“Related Agreements” means the Management Agreement, Bill of Sale, the Assignment and Assumption Agreement and the Intellectual Property Assignments and any other instruments

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of transfer and conveyance as may be required under applicable Law to convey valid title of the Purchased Assets to Buyer.

“Representative” of a Person means such Person’s Subsidiaries and the officers, directors, managers, employees, advisors, representatives (including its legal counsel and its accountants) and agents of such Person or its Subsidiaries.

“Restaurant Petty Cash” means any petty cash of TJI on the premises of any Continuing Restaurant.

“Sale Hearing” means the hearing scheduled with the Bankruptcy Court to consider the sale portion of the Sale Motion.

“Sale Motion” means a motion filed by Sellers and/or HTB, Buffets and/or Alamo Buffets with the Bankruptcy Court in connection with the Chapter 11 Cases requesting the entry of the Sale Procedures Order and the Sale Order.

“Sale Order” means an order of the Bankruptcy Court entered in the Chapter 11 Cases approving the sale to Buyer consistent with the terms of this Agreement and otherwise reasonably acceptable to Buyer and Sellers.

“Sale Order Deadline” means the later of (i) October 8, 2021 and (ii) three (3) Business Days after entry of the Sale Order, but in no event later than October 8, 2021, unless (a) such Sale Order has not been entered on or before October 7, 2021, (b) such Sale Order is stayed. or (c) the Buyer has agreed to fund payroll of the Business in an amount not to exceed $280,000 through and including the Closing Date, which extended Closing Date must occur on or before October 18, 2021 (unless the Sale Order has been stayed).

“Sale Procedures” means the procedures approved pursuant to the Sale Procedures Order, and satisfactory, in form and substance, to Buyer in its reasonable discretion.

“Sale Procedures Order” means an order of the Bankruptcy Court, entered at Docket No. 436, that, among other things, (a) approves and authorizes the payment of the Breakup Fee on the terms and conditions set forth in Section 5.3, (b) grants superpriority administrative expense status to the Breakup Fee (senior to any other superpriority administrative expense claims) pursuant to sections 363, 503(b), and 507(a)(2) of the Bankruptcy Code, (c) establishes a date for the Sale Hearing, and (d) establishes procedures for the bidding and Auction process, including: (i) the receipt by Sellers of a qualified bid by the applicable bid deadline; (ii) the amount of the cash bid required for a qualified bid; (iii) the nature of the financial information that potential bidders must submit to consummate a qualified bid; (iv) the requirement that for a qualified bid a duly authorized and fully executed purchase agreement must be included, with terms that are substantially the same as, not more burdensome in any material way than, and no more conditional than, the terms of Buyer’s proposed transaction under the terms of this Agreement; (v) the nature of the information that potential bidders must submit to demonstrate their ability to provide adequate assurance of future performance with respect to potential Contracts and Leases that may be assumed and assigned; (vi) the minimum bid required to start the Auction; and (vii) the subsequent bid increments for the Auction, which in any event shall be no less than $50,000.

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“Seller” or “Sellers” has the meaning set forth in the preamble.

“Sellers’ Knowledge” (or words of similar import) means the actual knowledge (after reasonable inquiry of current employees of the Sellers primarily responsible for the subject matter in question) of Mark Shapiro.

“Specified Accounts” has the meaning in the definition of Accounts Receivable set forth above.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof (or other persons performing similar functions with respect to such corporation) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. A Person or Persons own a majority ownership interest in a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director, managing member, or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all direct or indirect Subsidiaries of such Person.

“Tax” or “Taxes” means any United States federal, state or local or non-United States income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the IRC), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, real property, personal property, ad valorem, escheat, sales, use, liquor, cigarette, transfer, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty or addition thereto, whether or not disputed.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transfer Tax” has the meaning set forth in Section 6.6.

“Transferred Employee” has the meaning set forth in Section 6.4(a).

ARTICLE II.
PURCHASE AND SALE
Section 2.1Purchase and Sale of Purchased Assets.  Pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, on the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall purchase, acquire and accept from Sellers, on an “as is, where is” basis and without any representation or warranty on the part of Sellers as to fitness,

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merchantability or otherwise, and Sellers shall sell, transfer, assign, convey and deliver to Buyer, all of Sellers’ rights, title and interests in and to the assets described in this Section 2.1 (the “Purchased Assets”), free and clear of all Liens (other than Permitted Liens) and Liabilities (other than Assumed Liabilities), for the consideration specified in Section 2.5. Without limiting the generality of the foregoing, the Purchased Assets shall include, without limitation, the following (except to the extent it is included in the definition of Excluded Assets):
(a)Restaurant Petty Cash for all Continuing Restaurants;
(b)all Accounts Receivable of Sellers for all Continuing Restaurants as of the Closing;
(c)all Credit Card Receivables for all Continuing Restaurants;
(d)all Inventory of TJI as of the Closing, including all rights of TJI to receive such Inventory, supplies and materials which are on order as of the Closing, but excluding: (i) alcoholic beverage Inventory in jurisdictions where the Law does not permit Buyer to take title to such Inventory through an asset purchase arrangement; (ii) alcoholic beverage Inventory in jurisdictions where the Law does not permit Buyer to take title to such Inventory until it obtains the requisite Liquor License Approvals from the pertinent Governmental Entity; provided, however, TJI shall transfer, assign, convey and deliver to Buyer such alcoholic beverage Inventories in each instance upon issuance of the relevant Liquor License Approval or other authorization from the Bankruptcy Court or relevant Governmental Entity; and (iii) Inventory located at a restaurant that is covered by a Lease that does not constitute an Assumed Contract;
(e)(i) all deposits under the Leases at each Continuing Restaurant, (ii) all deposits under all Assumed Contracts that are not Leases, and (iii) other prepaid charges and expenses of Sellers with respect to each Continuing Restaurant, including, but not limited to, all deposits for electricity, telephone, cable television, internet, Wi-Fi services, satellite television and other utilities;
(f)to the maximum extent permitted by the Bankruptcy Code, all Assumed Contract, the rights and benefits accruing thereunder, and all documents related thereto;
(g)all Intellectual Property owned by Sellers including, but not limited to:
(i)all Intellectual Property owned by TJI;
(ii)all Intellectual Property owned by Buffets;
(iii)all Intellectual Property owned by HTB; and
(iv)all Intellectual Property owned by Ryan’s.
(h)all of Sellers’ recipes, methods, procedures, cooking/preparation/mixing publications, guidelines, or standards, knowhow, ingredient lists, menus, price lists, nutritional, health, or dietary information, publications, or disclosures, and promotional or

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informational materials, in each case whether related to food, beverages (whether alcoholic or non-alcoholic), or otherwise (in each case, written or oral or in any other form whatsoever) (collectively, “Recipes”);
(i)all open purchase orders with suppliers related to the Continuing Restaurants;
(j)all tangible personal property, including all machinery, equipment, tools, point of sale systems, computers, mobile phones, personal digital assistants, computer equipment, hardware, peripherals, information technology infrastructure, telephone systems, furniture, fixtures, furnishings, cutlery, office supplies, production supplies, pots, pans, kitchen equipment, other miscellaneous supplies, and other tangible personal property of any kind owned by Sellers (including any of the foregoing property that is subject to a personal property lease, but only to the extent that Buyer assumes such lease as an Assumed Contract), other than tangible personal property located at a restaurant that is covered by a Lease that does not constitute an Assumed Contract;
(k)all rights under leases for all cars, trucks, forklifts, other industrial vehicles and other motor vehicles set forth on Schedule 2.1(k);
(l)all Records, including Records related to Taxes paid or payable by any Seller related to the Continuing Restaurants (provided that Sellers are entitled to retain copies of all Records and Buyer will make all such Records available to Debtors upon reasonable request and at such Debtor’s expense);
(m)all goodwill associated with the Business and the Purchased Assets, including all goodwill associated with the Intellectual Property owned by Sellers and all rights under any confidentiality agreements executed by any third party for the benefit of any Seller to the extent relating to the Purchased Assets and/or the Assumed Liabilities (or any portion thereof);
(n)all rights of Sellers under non-disclosure or confidentiality, non-interference, inventions assignment, non-compete, or non-solicitation agreements with current or former employees, directors, consultants, independent contractors and agents of Sellers to the extent relating to the Purchased Assets and/or the Assumed Liabilities (or any portion thereof);
(o)all of the Assumed Permits or all of the rights and benefits accruing under any Permits relating to the Continuing Restaurants, including all Liquor Licenses to the extent transferrable and held by Sellers, other than alcohol permits (including Liquor Licenses) in jurisdictions where the Law does not permit Buyer to take title to such Permits until it obtains the requisite approvals from the pertinent Governmental Entity, in which case Sellers shall transfer, assign convey and deliver to Buyer such Permits, in each instance upon issuance of the requisite approvals from the relevant Governmental Entity;
(p)the amount of, and all rights to any, insurance proceeds received by any of Sellers after the date hereof in respect of (i) the loss, destruction or condemnation of any Purchased Assets occurring prior to, on or after the Closing or (ii) any Assumed Liabilities;

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(q)all other rights, demands, claims, credits, allowances, rebates or other refunds (including any vendor or supplier rebates) and rights in respect of promotional allowances or rights of setoff and rights of recoupment of every kind and nature (whether or not known or unknown or contingent or non-contingent), other than against Sellers, arising out of or relating to the Continuing Restaurants as of the Closing, including customer deposits (whether maintained in escrow or otherwise), advances and prepayments;
(r)except for the Excluded Claims, all causes of action, lawsuits, judgments, claims, refunds, rights of recovery, rights of set-off, counterclaims, defenses, demands, warranty claims, rights to indemnification, contribution, advancement of expenses or reimbursement, or similar rights of any Seller (at any time or in any manner arising or existing, whether choate or inchoate, known or unknown, now existing or hereafter acquired, contingent or non-contingent), including, without limitation, the Purchased Actions;
(s)all rights under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and any other Person to the extent relating to equipment purchased, products sold, or services provided, to Sellers, to the extent affecting any Purchased Assets and/or Assumed Liabilities;
(t)the right to receive and retain mail relating to Accounts Receivable payments and other communications of Sellers and the right to bill and receive payment for services performed but unbilled or unpaid as of the Closing, in each case relating to the Continuing Restaurants;
(u)all telephone numbers, fax numbers, e-mail addresses, websites, URLs and internet domain names owned by Sellers or otherwise utilized by Sellers in conducting the Business;
(v)all assets, rights and claims arising from or with respect to Taxes of any Seller, including all rights arising from any refunds due from federal, state and/or local Governmental Entities with respect to Taxes paid by Sellers, all deferred tax assets, Tax deposits, Tax prepayments and estimated Tax payments; and
(w)all other assets that are related to or used in connection with the Business (but excluding all of the Excluded Assets).
Section 2.2Excluded Assets.  Notwithstanding Section 2.1,  Buyer  expressly understands and agrees that Buyer is not purchasing or acquiring, and Seller is not selling or assigning, any of the following assets, properties and rights of Sellers (the “Excluded Assets”):
(a)all of Sellers’ certificates of incorporation and other organizational documents, qualifications to conduct business as a foreign entity, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, stock certificates and other documents relating to the organization, maintenance and existence of any Seller as a corporation, limited liability company or other entity;

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(b)all equity securities of any Seller and all net operating losses of any Seller;
(c)all Excluded Contracts;
(d)the Excluded Claims;
(e)any loans or notes payable to any Seller or any of its Affiliates from any employee of any Seller or any of its Affiliates (other than Ordinary Course of Business employee advances and other than loans or notes from any Transferred Employees);
(f)any (1) confidential personnel and medical Records pertaining to any Current Employees or Former Employees to the extent the disclosure of such information is prohibited by applicable Law, (2) other Records that Sellers are required by Law to retain and (3) any Records or other documents relating to the Chapter 11 Cases that are protected by the attorney-client privilege; provided that Buyer shall have the right to make copies of any portions of such retained Records referenced in subsection (2) to the extent that such portions relate to the Business or any Purchased Asset;
(g)all Permits other than the Assumed Permits;
(h)all assets maintained or held (including all deposits) pursuant to or in connection with the Health Plans or the 401(k) Plan; and
(i)the rights of Sellers under this Agreement and the Related Agreements and all cash and non-cash consideration payable or deliverable to Sellers under this Agreement.
Section 2.3Assumption of Assumed Liabilities.  On the terms and subject to the conditions of this Agreement, at the Closing (or, with respect to Assumed Liabilities under Assumed Contracts or Assumed Permits that are assumed by Buyer after the Closing, such later date of assumption as provided in Section 2.6), and provided that the following shall not include any Excluded Claims, as of the Closing, the following obligations of Sellers related to the Purchased Assets acquired in respect of such Closing, and no others shall be assumed by Buyer (the “Assumed Liabilities”):
(a)all Liabilities relating to Buyer’s ownership or operation of the Purchased Assets, including the Assumed Contracts, to the extent arising from events, facts, or circumstances that occur from and after the Closing (but not arising out of any breach or default thereof prior to the Closing and not with respect to any obligations thereunder that are required to be performed by Sellers on or prior to the Closing), but excluding any Liabilities to the extent relating to Sellers’ ownership or operation of the Purchased Assets prior to the Closing or relating to any foods, goods or services that were sold or provided by any Seller prior to the Closing;
(b)up to $100,000 of outstanding ordinary course trade payables and accrued payroll as of Closing; and

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(c)all Cure Costs payable with respect to Assumed Contracts, including Cure Costs for Assumed Contracts that are Leases, in an amount not to exceed $1,000,000 in the aggregate.
Section 2.4Excluded Liabilities.  Notwithstanding anything herein to the contrary, the Parties expressly acknowledge and agree that Buyer shall not assume, be obligated to pay, perform or otherwise discharge or in any other manner be liable or responsible for any Liabilities of Sellers, whether existing on the Closing Date or arising thereafter, including all Taxes owed by the Sellers to any tax authority, other than the Assumed Liabilities (all such liabilities that Buyer is not assuming being referred to collectively as the “Excluded Liabilities”).  For the avoidance of doubt, any Cure Cost above $1,000,000 for Assumed Contracts that are Leases shall constitute an Excluded Liability.
Section 2.5Consideration.  In consideration of the sale of the Purchased Assets to Buyer, and in reliance upon the representations, warranties, covenants and agreements of Sellers set forth herein, and upon the terms and subject to the conditions set forth herein, the aggregate consideration for the sale and transfer of the Purchased Assets (the “Purchase Price”) shall be composed of the following:
(a)cash in an amount equal to $4,212,000 to be paid at Closing (the “Cash Payment”);
(b)all Cure Costs payable with respect to Assumed Contracts, including Cure Costs for Assumed Contracts that are Leases, in an amount not to exceed $1,000,000 in the aggregate;
(c)up to $100,000 in the aggregate for the assumption of outstanding ordinary course trade payables and accrued payroll as of Closing; and
(d)the assumption by Buyer of the Assumed Liabilities.
Section 2.6Cure Costs; Schedule Updates.
(a)Attached as Schedule 2.6(a) of the Disclosure Schedules is a Contract and Cure Schedule (the “Contract and Cure Schedule”) setting forth a list of all material Contracts and all Leases to which Seller is a party (the “Potential Assumed Contracts and Leases”), together with estimated Cure Cost for each such Potential Assumed Contract and Lease. Without limiting the foregoing, if it is discovered that a Contract that should have been listed on the Contract and Cure Schedule was not so listed, Sellers shall, promptly following the discovery thereof, file a notice with the Bankruptcy Court supplementing the Contract and Cure Schedule and notify Buyer in writing of any such Contract and Sellers’ good faith estimate of the amount of Cure Costs applicable to each such Contract (and if no Cure Cost is estimated to be applicable with respect to any such Contract, the amount of such Cure Cost shall be designated for such Contract as “$0.00”), at which point such Contract shall become a Potential Assumed Contract. Counterparties having an objection to the Cure Costs listed in the Contract and Cure Schedule supplement shall have ten (10) days after the date the Contract and Cure Schedule supplement is filed with the Bankruptcy Court and served on the Contract counterparty to file objections to the Cure Costs listed,

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or as shall be provided in the Sale Motion, or shall be irrevocably bound to the Cure Cost stated. Subject to the rights and procedures set forth in this Section 2.6, including Section 2.6(b) and Section 2.6(c), if Buyer does not elect to reject any Contract listed in the Contract and Cure Schedule, or in any supplement thereto, each Contract shall be deemed to be an Assumed Contract, shall be assumed and assigned to Buyer, and Buyer shall promptly pay the Cure Costs applicable to such Contract.
(b)Buyer may, at any time and from time to time through (and including) the date of the Closing, but no later than the deadline imposed under section 365(d)(4) of the Bankruptcy Code, if such date occurs before Closing (the “Contract Designation Deadline”), notify Sellers to include in the definition of Assumed Contracts, any Contract of Sellers not otherwise included in the definition of Assumed Contracts, and require such Seller to give not less than five (5) Business Days’ notice to the non-Seller parties to any such Contract of Sellers’ proposed assumption and assignment thereof to Buyer.
(c)Except with respect to the Leases for the Sellers’ Business locations for Store No. 822 (Fresno, California), Store No. 823 (Bakersfield, California) and Store No. 831 (Vasilia, California) (collectively, the “Assumed Locations”), Buyer may, at any time and from time to time through (and including) the Contract Designation Deadline, exclude from the definition of Assumed Contracts, any Potential Assumed Contract and any Potential Assumed Lease otherwise included in the definition of Assumed Contracts; provided, that no such change of the definitions of Assumed Contracts referred to in this sentence shall reduce or increase the obligation of Buyer to pay the costs of such Contract or Lease from the Closing Date through and including the effective date of the rejection by Sellers of such Contract or Lease. For the avoidance of doubt, the Leases at the Assumed Locations cannot be excluded or considered as Excluded Contracts under any circumstances and shall be deemed Assumed Contracts.
(d)Sellers shall be responsible for the verification of all Cure Costs for each Assumed Contract and shall use commercially reasonable efforts to correctly calculate the proper Cure Costs, if any, for each Assumed Contract prior to the filing of the Contract and Cure Schedule. To the extent that any Assumed Contract requires the payment of Cure Costs in order to be assumed pursuant to Section 365 of the Bankruptcy Code, whether determined prior to or after the Closing, the Cure Costs related to such Assumed Contract, or any portion thereof, shall be paid by Buyer (if the Cure Costs are Assumed Liabilities) on such date that the Assumed Contract is assumed by the applicable Seller and assigned to Buyer or on such other date as agreed to between Buyer and the counterparty to such Assumed Contract, and Sellers shall be responsible for any Cure Costs exceeding $1,000,000 for Assumed Contracts that are Leases. Buyer shall be responsible for providing adequate assurances of future performance and any other cure of a nonmonetary nature (in addition to any Cure Cost) with regard to an Assumed Contract that requires any action other than the payment of money, and shall be confirmed and agreed to by Buyer at or before the Closing or at such subsequent time when such Assumed Contract is assumed by Sellers and assigned to Buyer.
Section 2.7Closing.  The closing of the transactions contemplated by this Agreement  (the “Closing”) shall take place remotely by electronic exchange of counterpart signature pages

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one or before the Sale Order Deadline (the “Closing Date”), commencing at 11:00 a.m. local time, on which date all conditions to the obligations of Sellers and Buyer to consummate the Contemplated Transactions set forth in ARTICLE VII (other than conditions with respect to actions Sellers and/or Buyer will take at the Closing itself, but subject to the satisfaction or waiver of those conditions) shall have been satisfied or waived. The Closing shall be deemed to have occurred at 12:01 a.m. (prevailing time at each Continuing Restaurant) on the Closing Date, but in any event on or before the Sale Order Deadline, or at such other time or on such other date as shall be mutually agreed upon by Sellers and Buyer prior thereto.
Section 2.8Deliveries at Closing.
(a)At the Closing, Sellers shall deliver to Buyer and/or its Permitted Designees the following documents and other items, duly executed by Sellers, as applicable:
(i)one or more Bills of Sale substantially in the form of Exhibit A attached hereto (“Bill of Sale”) (if requested by Buyer, Sellers shall execute a separate Bill of Sale with respect to each Continuing Restaurant);
(ii)one or more Assignment and Assumption Agreements substantially in the form of Exhibit B attached hereto (“Assignment and Assumption Agreement”) (if requested by Buyer, Sellers shall execute a separate Assignment and Assumption Agreement with respect to each Continuing Restaurant);
(iii)instruments of assignment substantially in the forms of Exhibit C, Exhibit D and Exhibit E attached hereto for each registered trademark, registered copyright and domain name, respectively, transferred or assigned hereby and for each pending application therefor (collectively, the “Intellectual Property Assignments”);
(iv)instruments of assignment reasonably requested by Buyer pursuant to which each Seller assigns any right, title or interest in any Intellectual Property of any of the Sellers;
(v)to the extent applicable, a non-foreign affidavit from each Seller dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under Treasury Regulations issued pursuant to Section 1445 of the IRC stating that such Seller is not a “foreign person” as defined in Section 1445 of the IRC;
(vi)a Management Agreement substantially in the form of Exhibit F;
(vii)originals (or, to the extent originals are not available, copies) of all Assumed Contracts (together with all material amendments, supplements or modifications thereto) to the extent not otherwise already made available to Buyer through Sellers’ datasite;

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(viii)physical possession of all of the Purchased Assets capable of passing by delivery with the intent that title in such Purchased Assets shall pass by and upon delivery;
(ix)certificates of title and title transfer documents to all titled motor vehicles included within the Purchased Assets; and
(x)all other documents, instruments and writings reasonably requested by Buyer to be delivered by Sellers at or prior to the Closing pursuant to this Agreement.
(b)At the Closing, Buyer shall deliver to Sellers, or the designated third-party recipients pursuant to Section 2.5, the following documents, cash amounts and other items, duly executed by Buyer, as applicable:
(i)the Assignment and Assumption Agreement(s);
(ii)the Closing Payment by wire transfer of immediately available funds to an account designated by Sellers;
(iii)a Management Agreement substantially in the form of Exhibit F; and
(iv)all other documents, instruments and writings reasonably requested by Sellers to be delivered by Buyer at or prior to the Closing pursuant to this Agreement.
Section 2.9Allocation.  Within 90 calendar days after the Closing Date, Buyer shall in good faith prepare an allocation of the Purchase Price (and all capitalized costs and other relevant items) among the Purchased Assets in accordance with Section 1060 of the IRC and the Treasury Regulations thereunder (and any similar provision of United States state or local or non-United States Law, as appropriate). Sellers shall have 15 days following receipt of Buyer’s proposed allocation to review and comment on such proposed allocation and Buyer shall consider such comments in good faith. Thereafter, Buyer shall provide Sellers with Buyer’s final allocation schedule. Sellers shall also retain the right to dispute Buyer’s proposed and final allocations, with any unresolved dispute to be determined by the Bankruptcy Court. Buyer and Sellers shall report, act and file Tax Returns (including Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation. Neither Buyer nor Sellers shall take any position (whether in audits, Tax Returns or otherwise) which is inconsistent with such allocation unless required to do so by applicable Law.
Section 2.10Excluded Locations.
(a)As of the Closing, (i) any of TJI’s restaurant locations with respect to which the associated Leases have been designated by Buyer as Assumed Contracts shall be deemed to have been classified as Continuing Restaurants, and (ii) any of TJI’s restaurant locations with respect to which the associated Leases have been classified as Excluded Contracts shall be deemed to have been classified as Excluded Restaurants.

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(b)Buyer shall indemnify and hold TJI and its Representatives harmless from and against all claims, demands, penalties, losses, liability or damage to the extent arising from or relating to the operation of any of the Continuing Restaurants by Buyer only from and after the Closing Date, including, without limitation, reasonable attorneys’ fees and expenses, resulting from, or related to: (i) Buyer’s breach of or failure to comply with any of its agreements, covenants, representations or warranties contained in this Agreement and the Related Agreements or applicable Law; (ii) any claims by any party engaged by Buyer as an employee or independent contractor arising out of such engagement; (iii) the gross negligence (including omissions) or willful misconduct of Buyer, its officers, directors, employees, agents or Representatives; and (iv) violations of Law by Buyer, its officers, directors, employees, agents or Representatives.
ARTICLE III.
SELLERS’ REPRESENTATIONS AND WARRANTIES

Each of Sellers, jointly and severally, represents and warrants to Buyer that except as set forth in the disclosure schedule accompanying this Agreement (the “Disclosure Schedule”):

Section 3.1Organization of Sellers; Good Standing.
(a)Each Seller is duly incorporated or formed, validly existing and in good standing under the Laws of its state of incorporation or formation and has all necessary power and authority to own, lease and operate its properties and to conduct its business in the manner in which its Business is currently being conducted. Each Seller has all requisite corporate or similar power and authority to own, lease and operate its assets, and TJI has corporate power and authority to carry on the Business as currently conducted.
(b)Each Seller is duly authorized to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction where the ownership or operation of the Purchased Assets or the conduct of the Business requires such qualification, except for failures to be so authorized or be in such good standing, as would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.2Authorization of Transaction.  Subject to the Sale Order having been entered and still being in effect and not subject to any stay pending appeal at the time of Closing:
(a)each Seller has all requisite power and authority to execute and deliver this Agreement and all Related Agreements to which it is a party and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement and all Related Agreements to which such Seller is a party have been duly authorized by such Seller and no other action on the part of such Seller is necessary to authorize this Agreement or the Related Agreements to which it is party or to consummate the Contemplated Transactions; and
(b)this Agreement has been duly and validly executed and delivered by each Seller, and, upon their execution and delivery in accordance with the terms of this Agreement, each of the Related Agreements to which any Seller is a party will have been duly and validly executed and delivered by each such Seller, as applicable. Assuming that

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this Agreement constitutes a valid and legally-binding obligation of Buyer, this Agreement constitutes the valid and legally-binding obligations of Sellers, enforceable against Sellers in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity. Assuming, to the extent that a Seller is a party thereto, that each Related Agreement constitutes a valid and legally-binding obligation of Buyer, each Related Agreement to which any Seller is a party, when executed and delivered, constituted or will constitute the valid and legally-binding obligations of such Seller, as applicable, enforceable against Sellers, as applicable, in accordance with their respective terms and conditions, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.
Section 3.3Noncontravention.  Neither the execution and delivery of this Agreement, nor the consummation of the Contemplated Transactions (including the Related Agreements), will, subject to the Sale Order having been entered and still being in effect and not subject to any stay pending appeal at the time of Closing, (i) conflict with or result in a breach of the certificate of incorporation or formation, by-laws or other organizational documents of any Seller, (ii) violate any Law to which any Seller is, or its respective assets or properties are, subject, or (iii) subject to the entry of the Sale Order, conflict with, any Assumed Contract, and, in the case of clause (ii) or (iii), for such conflicts, breaches, defaults, accelerations, rights or failures to give notice as would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.4Compliance with Laws.  Sellers are in compliance with all Laws applicable to the Business or the Purchased Assets, except in any such case where the failure to be in compliance would not have a Material Adverse Effect.
Section 3.5Title to Purchased Assets.  Sellers, as of the Closing, will have good and valid title to, or, in the case of leased assets, will have good and valid leasehold interests in, the Purchased Assets, free and clear of all Liens (except for Permitted Liens) and Liabilities (other than Assumed Liabilities), subject to entry of the Sale Order. At the Closing or such time as title is conveyed under Section 2.7, Sellers will transfer, sell, assign and convey, subject to the Sale Order having been entered and still being in effect and not subject to any stay pending appeal at such time, good and valid title to, or valid leasehold interests in, all of the Purchased Assets, free and clear of all Liens (except for Permitted Liens) and Liabilities (other than Assumed Liabilities), to the fullest extent permissible under section 363(f) of the Bankruptcy Code and subject to the rights of licensees under section 365(n) of the Bankruptcy Code.
Section 3.6Contracts.  Schedule 3.6 of the Disclosure Schedule sets forth the following Contracts (all Contracts listed or required to be listed herein are referred to as “Material Contracts”) as of the date of this Agreement:
(a)all Leases that pertain to each Continuing Restaurant;
(b)all Contracts under which any Seller leases personal property in connection with the Business;

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(c)all Contracts that provide for payments in excess of $250,000 over a 12-month period;
(d)all Contracts with any material supplier of the Business;
(e)all Contracts with any Governmental Entity related to the Business;
(f)all other Contracts that are material to the operation of the Business at the Continuing Restaurants and not previously disclosed pursuant to this Section 3.6.

Except as to matters, which would not reasonably be expected to have a Material Adverse Effect and except as set forth on Schedule 3.6 of the Disclosure Schedules, each of the Material Contracts is in full force and effect and is the legal, valid and binding obligation of the applicable Seller and of the other parties thereto, enforceable against each of them in accordance with its terms and upon consummation of the Contemplated Transaction, shall continue in full force and effect without penalty or other adverse consequences.  Except as set forth on Schedule 3.6 of the Disclosure Schedules, no Seller is in material default under any Material Contract, nor, to the Knowledge of Sellers, is any other party to any Material Contract in breach of or default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default by any Seller or any other party thereunder. Except as set forth on Schedule 3.6 of the Disclosure Schedules, no party to any of the Material Contracts has exercised any termination rights with respect thereto, and no party has given notice of any significant dispute with respect to any Material Contract. Sellers have and will transfer to Buyer at the Closing, good and valid title to the Assumed Contracts, free and clear of all Liens (other than Permitted Liens) and Liabilities (other than Assumed Liabilities). Except as set forth on Schedule 3.6 of the Disclosure Schedules, Sellers have delivered to Buyer true, correct and complete copies of all of the Material Contracts, together with all amendments, modifications or supplements thereto.

Section 3.7Intellectual Property.
(a)To Sellers’ Knowledge, and except for those items of Intellectual Property described in clause (d) of the definition thereof, Schedule 3.7 of the Disclosure Schedule sets forth a true and complete list of (i) all material items of Intellectual Property that are owned by any Seller and used in or related to the Business, (ii) all material Contracts pursuant to which any Seller obtains the right to use any Intellectual Property, excluding licenses for off-the-shelf software, and (iii) all material Contracts pursuant to which any Seller grants to any other Person the right to use any Intellectual Property. Except for any Intellectual Property owned by Buyer, Sellers own all such Intellectual Property free and clear of all Liens (except for Permitted Liens) and Liabilities (other than Assumed Liabilities) and subject to entry of the Sale Order, and all such Registered Intellectual Property is valid, subsisting and, to Sellers’ Knowledge, enforceable, and is not subject to any outstanding Decree adversely affecting Sellers’ use thereof or rights thereto.
(b)To Sellers’ Knowledge and except as set forth on Schedule 3.7 of the Disclosure Schedule, none of the use of the Intellectual Property included in the Purchased Assets, the conduct of the Business as currently conducted, nor any of the Products sold or services provided by Sellers or any of their Affiliates in connection therewith, infringes

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upon or otherwise violates the Intellectual Property of any other Person. To Sellers’ Knowledge and except as set forth on Schedule 3.7 of the Disclosure Schedule, no third party is infringing any Intellectual Property owned by any Seller and included in the Purchased Assets, except as would not reasonably be expected to have a Material Adverse Effect.
Section 3.8Litigation.  Schedule 3.8 of the Disclosure Schedule sets forth all unresolved material Litigation brought by or against any Seller, and to Sellers’ Knowledge, there is no other material Litigation threatened in writing, before any Governmental Entity against any Seller which is reasonably likely to have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Contemplated Transactions.
Section 3.9Employees and Employment Matters.  No Seller is a party to or bound by any collective bargaining agreement covering the Current Employees (as determined as of the date of this Agreement), nor is there any ongoing strike, walkout, work stoppage, or other material collective bargaining dispute affecting any Seller with respect to the Business. To Sellers’ Knowledge, there is no organizational effort being made or threatened by or on behalf of any labor union with respect to the Current Employees (as determined as of the date of this Agreement). Within five (5) days of the date hereof, Sellers shall make available to Buyer a list of all Current Employees.
Section 3.10Real Property.
(a)Seller TJI does not own any real property.
(b)Schedule 3.10(b) of the Disclosure Schedule sets forth the address of each Leased Real Property, and a true and complete list of all Leases for such Leased Real Property. Sellers have made available to Buyer true and complete copies of such Leases, as amended through the date hereof.   Except as set forth on Schedule 3.10(b) of the Disclosure Schedule, the Leased Real Property has no material defects that at any one location would reasonably be expected to cost Sellers $10,000 or more to repair, and is otherwise in good operating condition and repair and is adequate and suitable to conduct the business of Sellers as currently conducted.
Section 3.11Permits.
(a)Schedule 3.11(a) of the Disclosure Schedule contains a list of all material Permits that, to Sellers’ Knowledge, Sellers hold as of the date hereof in connection with the operation of the Business.  As of the date hereof, there is no Litigation pending or, to Sellers’ Knowledge, threatened in writing that seeks the revocation, cancellation, suspension, failure to renew or adverse modification of any material Assumed Permits, except where a failure of this representation and warranty to be so true and correct could not reasonably be expected to have a Material Adverse Effect. To Sellers’ Knowledge, all required filings with respect to the Assumed Permits have been made and all required applications for renewal thereof have been filed, except where a failure of this representation and warranty to be so true and correct could not reasonably be expected to have a Material Adverse Effect.

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(b)Schedule 3.11(b) of the Disclosure Schedule sets forth a complete and correct list as of the date of this Agreement of all liquor licenses (including, without limitation, beer and wine licenses) held or used by TJI , including the Person in whose name such license is issued, date of issuance and renewal date (collectively, the “Liquor Licenses”). To Sellers’ Knowledge, TJI is in compliance in all material respects with all applicable state, municipal and other governmental laws, regulations and rules with respect to the sale of liquor and all alcoholic beverages and has the right to sell liquor at retail for consumption within each of the restaurant locations of such Seller where the Leases constitute Assumed Contracts, subject to and in accordance with all applicable provisions of the Liquor Licenses.  To the Knowledge of TJI, except as set forth in Schedule 3.11(b) of the Disclosure Schedule, since December 31, 2020, (i) there has been no material Litigation brought or threatened in writing to be brought by or before a Governmental Entity in respect of any such Liquor License or the activities of such Seller in connection with any such Liquor License (or in connection with any other liquor licenses previously held or used by such Seller), (ii) no such Liquor License is subject to any due but unpaid Tax obligation owed to a Governmental Entity, the outstanding nature of which would preclude transfer of such Liquor License from TJI to Buyer, and (iii) no such Liquor License has been threatened by a Governmental Entity to be revoked, limited or not renewed.
(c)TJI shall reasonably cooperate in a timely manner with Buyer regarding the exchange of information relating to TJI and the Business as is necessary to facilitate the completion of Buyer’s application to obtain permanent or temporary Liquor Licenses or transfers of existing Liquor Licenses for each Continuing Restaurant, or such other alternative arrangements from the California Department of Alcoholic Beverage Control (“CABC”) that authorizes and permits Buyer or its designated Affiliates or Subsidiaries to sell and serve alcohol at each Continuing Restaurant on and after the Closing Date consistent with their respective current service hours and days of operation as of the date of this Agreement (collectively, the “Liquor License Agency Approval”).  Prior to Closing, TJI shall notify Buyer within five (5) business days of (i) the receipt from any applicable enforcement agency, including the CABC, of any complaint or notification of violation or (ii) any event of suspended operations occurring at any of the Restaurants, which in the case of either provision (i) or (ii), are related to the Liquor Licenses.
Section 3.12Brokers’ Fees.  No Seller has entered into any Contract to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated to pay.
Section 3.13No Other Representations or Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (AS QUALIFIED, AMENDED, SUPPLEMENTED AND MODIFIED BY THE DISCLOSURE SCHEDULE), NEITHER SELLERS NOR ANY OTHER PERSON MAKES (AND BUYER IS NOT RELYING UPON) ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SELLERS, THE BUSINESS, THE PURCHASED ASSETS (INCLUDING THE VALUE, CONDITION OR USE OF ANY PURCHASED ASSET), THE ASSUMED LIABILITIES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND SELLERS DISCLAIM ANY OTHER REPRESENTATIONS OR

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WARRANTIES, WHETHER MADE BY SELLERS, ANY AFFILIATE OF SELLERS OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (AS QUALIFIED, AMENDED, SUPPLEMENTED AND MODIFIED BY THE DISCLOSURE SCHEDULE), EACH SELLER (I) EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO THE CONDITION OF THE PURCHASED ASSETS (INCLUDING ANY IMPLIED OR EXPRESSED WARRANTY OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF THE PROBABLE SUCCESS OR PROFITABILITY OF THE OWNERSHIP, USE OR OPERATION OF THE BUSINESS OR THE PURCHASED ASSETS BY BUYER AFTER THE CLOSING), AND (II) DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO BUYER OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER BY ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT OR REPRESENTATIVE OF ANY SELLER OR ANY OF THEIR AFFILIATES).

THE PROVISIONS OF THIS Section 3.13 SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT AND SHALL BE INCORPORATED INTO THE CLOSING DOCUMENTS TO BE DELIVERED AT CLOSING.

ARTICLE IV.
BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to Sellers as follows:

Section 4.1Organization of Buyer.  Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of California and has all requisite limited liability company power and authority to own, lease and operate its assets and to carry on its business as now being conducted.
Section 4.2Authorization of Transaction.
(a)Buyer has full limited liability company power and authority to execute and deliver this Agreement and all Related Agreements to which it is a party and to perform its obligations hereunder and thereunder.
(b)The execution, delivery and performance of this Agreement and all other Related Agreements to which Buyer is a party have been duly authorized by Buyer, and no other limited liability company action on the part of Buyer is necessary to authorize this Agreement or the Related Agreements to which it is a party or to consummate the Contemplated Transactions.
(c)This Agreement has been duly and validly executed and delivered by Buyer, and, upon their execution and delivery in accordance with the terms of this Agreement,

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each of the Related Agreements to which Buyer is a party will have been duly and validly executed and delivered by Buyer. Assuming that this Agreement constitutes a valid and legally-binding obligation of Sellers, this Agreement constitutes a valid and legally- binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity. Assuming, to the extent that they are a party thereto, that each Related Agreement constitutes a valid and legally- binding obligation of Sellers, each Related Agreement to which Buyer is a party, when executed and delivered, constituted or will constitute the valid and legally-binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms and conditions, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.
Section 4.3Noncontravention.  Neither the execution and delivery of this Agreement, nor the consummation of the Contemplated Transactions (including the Related Agreements) will (a) conflict with or result in a breach of the certificate of formation or other organizational documents, of Buyer, (b) subject to any consents required to be obtained from any Governmental Entity, to the knowledge of Buyer, violate any Law to which Buyer is, or its assets or properties are subject, or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any Contract to which Buyer is a party or by which it is bound, except, in the case of either clause (b) or (c), for such conflicts, breaches, defaults, accelerations, rights or failures to give notice as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair to the ability of Buyer to consummate the transactions contemplated by this Agreement or by the Related Agreements. Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity in order for the Parties to consummate the transactions contemplated by this Agreement or any of the Related Agreements, except as provided in Section 6.11 of this Agreement and where the failure to give notice, file or obtain such authorization, consent or approval would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair to the ability of Buyer to consummate the transactions contemplated by this Agreement or by the Related Agreements.
Section 4.4Financial Capacity.  As of the Closing, Buyer (a) will have the resources (including sufficient funds available to pay the Purchase Price and any other expenses and payments incurred by Buyer in connection with the transactions contemplated by this Agreement) and capabilities (financial or otherwise) to perform its obligations hereunder, and (b) will not have incurred any obligation, commitment, restriction or Liability of any kind, that would materially impair or materially adversely affect such resources and capabilities.
Section 4.5Adequate Assurances Regarding Executory Contracts.  Buyer will use commercially reasonable efforts to assure that, as of the Closing, it will be capable of satisfying the conditions contained in Sections 365(b)(1)(C) and 365(f) of the Bankruptcy Code with respect to the Assumed Contracts.
Section 4.6Good Faith Purchaser.  Buyer is a “good faith” purchaser, as such term is used in the Bankruptcy Code and the court decisions thereunder. Buyer is entitled to the protections

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of Section 363(m) of the Bankruptcy Code with respect to all of the Purchased Assets. Buyer has negotiated and entered into this Agreement in good faith.
Section 4.7Brokers’ Fees.  Neither Buyer nor any of its Affiliates has entered into any Contract to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated to pay.
Section 4.8Condition of Business.  Buyer is an informed and sophisticated purchaser, and has engaged or had the opportunity to engage advisors, experienced in the evaluation and purchase of properties and assets such as the Purchased Assets and assumption of liabilities such as the Assumed Liabilities as contemplated hereunder. Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer acknowledges that Sellers have given Buyer reasonable and open access to the key employees, documents and facilities of the Business. Buyer hereby acknowledges and agrees that notwithstanding anything expressed or implied herein to the contrary, except as expressly set forth in ARTICLE III of this Agreement, Sellers (including each of their directors, officers, employees, agents, stockholders, Affiliates, consultants, counsel, accountants and other representatives) make no express or implied representations or warranties whatsoever, including, without limitation, any representation or warranty as to physical condition or value of any of the Purchased Assets or the future profitability or future earnings performance of the Business. Buyer will accept the Purchased Assets and assume the Assumed Liabilities at the Closing “AS IS,” “WHERE IS” AND “WITH ALL FAULTS”.
ARTICLE V.
PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing (except as otherwise expressly stated to apply to a different period):

Section 5.1Certain Efforts; Cooperation.
(a)Subject to the terms and conditions of this Agreement, each of the Parties shall use its commercially reasonable efforts, subject to the orders of the Bankruptcy Court, to make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions to the obligations of the Parties to consummate the Contemplated Transactions set forth in ARTICLE VII), except as otherwise provided in Section 5.2; provided, however, Sellers shall be entitled to take such actions as are required in connection with the discharge of their fiduciary duties during the Chapter 11 Cases (including, soliciting higher or better offers for the Purchased Assets in any Auction in conformity with the terms of this Agreement).
(b)On and after the Closing, Sellers and Buyer shall use their commercially reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done by Sellers and Buyer all things necessary under applicable Law, and to execute and deliver such documents, ancillary agreements and other papers as may be required to carry out the provisions of this Agreement and consummate and make effective the

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Contemplated Transactions, including in order to more effectively vest in Buyer all of Sellers’ right, title and interest to the Purchased Assets, free and clear of all Liens (other than Permitted Liens) and Liabilities (other than Assumed Liabilities) expressly contemplated by the Sale Order; provided, however, that Sellers’ obligations hereunder shall only continue until the Chapter 11 Cases are closed or dismissed.  Buyer shall at all times take all appropriate actions necessary to permit, and shall refrain from taking any action that would prevent, the Bankruptcy Court to make findings in the Sale Order that (a) Buyer is a good-faith buyer under Section 363(m) of the Bankruptcy Code, (b) that the sale of the Purchased Assets contemplated hereby did not involve any improper conduct, including collusion, and cannot be avoided under grounds set forth under Section 363(n) of the Bankruptcy Code, and (c) Buyer is not a successor to Sellers with respect to the Purchased Assets.
Section 5.2Notices and Consents.
(a)To the extent required by the Bankruptcy Code or the Bankruptcy Court, Sellers shall give any notices to third parties, and each Seller shall use its commercially reasonable efforts to obtain any third party Consents or sublicenses; provided, however, that (i) Sellers shall not incur any costs associated with the obligations hereunder, other than such ordinary and reasonable professional fees and other costs as described in this Agreement as are required for Sellers to comply with the obligations hereunder and (ii) Sellers’ obligations hereunder shall only continue until the Chapter 11 Cases are closed or dismissed.
(b)Sellers and Buyer shall cooperate with one another in promptly determining whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any applicable Law in connection with this Agreement and the Contemplated Transactions and in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations, approvals or waivers; provided, however, that (i) Sellers shall not incur any costs associated with the obligations hereunder, other than such ordinary and reasonable professional fees as described in this Agreement as are required for Sellers to comply with the obligations hereunder, and (ii) Sellers’ obligations hereunder shall only continue until the Chapter 11 Cases are closed or dismissed.
(c)Subject to the terms and conditions set forth in this Agreement and applicable Law, Buyer and Sellers shall (A) promptly notify the other Party of any communication to that Party from any Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Contemplated Transactions, (B) if practicable, permit the other Party the opportunity to review in advance all the information relating to Sellers and their respective Subsidiaries or Buyer and its Subsidiaries and/or Affiliates, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Agreement and the transactions contemplated by this Agreement and incorporate the other Party’s reasonable comments, (C) not participate in any substantive meeting or discussion with any Governmental Entity in respect of any filing, investigation,

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or inquiry concerning this Agreement and the transactions contemplated by this Agreement unless it consults with the other Party in advance, and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to participate in and/or attend such meeting and/or discussion, and (D) furnish the other Party with copies of all correspondences, filings, and written communications between them and their Subsidiaries and/or Affiliates and Representatives, on the one hand, and any Governmental Entity or its respective staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement, provided, however, that any materials or information provided pursuant to any provision of this Section 5.2(c) may be redacted before being provided to the other Party to remove references concerning the valuation of Buyer, Sellers, or any of their Subsidiaries, (ii) financing arrangements, (iii) as necessary to comply with contractual arrangements, and (iv) as necessary to address reasonable privilege or confidentiality issues. Sellers and Buyer may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.2(c) as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel and any retained consultants or experts of the recipient and shall not be disclosed by such outside counsel to employees, officers or directors of the recipient, unless express written permission is obtained in advance from the source of the materials (Sellers or Buyer, as the case may be). Each of Sellers and Buyer shall promptly notify the other Party if such Party becomes aware that any third party has any objection to the Agreement on antitrust or anti-competitive grounds.
Section 5.3Bankruptcy Actions.
(a)Sale Procedures.  Buyer shall file the Sale Motion on or before September 29, 2021, which motion shall seek approval of the Sale Procedures Order in a form of order attached as Exhibit G hereto
(b)Breakup Fee. Sellers may pay from the Cash Payment in Section 2.5(a) cash or other immediately available funds in an amount equal to $150,000.00 (the “Breakup Fee”) to Serene Management Investment, LLC or its designee pursuant to the Sale Procedures Order and Sale Order.
(c)Sale Order. The Sale Order shall be entered no later than three (3) days after the Sale Hearing. The Sale Order shall be in a form acceptable to Buyer in its reasonable discretion and provide, among other things, that:
(i)this Agreement is valid and enforceable;
(ii)this Agreement and the Contemplated Transactions are approved;
(iii)on the Closing Date, the Purchased Assets shall be sold to Buyer free and clear of any and all Liens (except for Permitted Liens), including any liens granted during the Chapter 11 Cases, and Liabilities (other than Assumed Liabilities);
(iv)on the Closing Date, the Assumed Contracts shall be assumed by Sellers and assigned to Buyer pursuant to Section 365 of the Bankruptcy Code, and,

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unless a counterparty to an Assumed Contract has agreed otherwise in writing, the Buyer shall pay the Cure Costs that are Assumed Liabilities due in connection with the assumption and assignment of Assumed Contracts;
(v)all causes of actions against any counterparty to the Assumed Contracts, related in any way to the Assumed Contracts, shall be forever released and waived by Sellers. Sellers, however, shall be entitled to assert any defenses against any claim asserted by any counterparty to the Assumed Contracts; and
(vi)all persons and entities, including, governmental, tax and regulatory authorities, lenders, trade and other creditors holding interests or claims of any kind or nature whatsoever against Sellers or their assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or noncontingent, liquidated or unliquidated, senior or subordinated), arising under or out of, in connection with or in any way relating to Sellers, the Purchased Assets, or the operations of Sellers prior to the Closing shall have no claims against Buyer, its affiliates, successors or assigns, property or the Purchased Assets such persons’ or entities’ interests or claims, subject to rights of parties or individuals for claims arising out of Assumed Liabilities.
(d)The Sale Order shall contain findings by the Bankruptcy Court that (a) Buyer is a good-faith buyer under Section 363(m) of the Bankruptcy Code, (b) Buyer is not a successor to Sellers, and (c) the sale of the Purchased Assets contemplated hereby did not involve any improper conduct, including collusion, and cannot be avoided under grounds set forth under Section 363(n) of the Bankruptcy Code, unless in the reasonable judgment of Sellers’ professionals, after consultation with Buyer, Sellers believe there exists a factual basis that would preclude the Bankruptcy Court from making such a finding.
(e)Sellers and Buyer agree to use commercially reasonable efforts to cooperate, assist and consult with each other to obtain the issuance and entry of the Sale Order and Sale Procedures Order, including furnishing affidavits, declarations or other documents or information for filing with the Bankruptcy Court. The Sale Order shall also indicate that the transactions set forth in this Agreement may be consummated immediately upon entry of the Sale Order and pursuant to Fed. R. Bankr. P. 6004(h), the sale of the Purchased Assets is not stayed pending the expiration of 14 days from the date of entry of the Sale Order. In the event the Sale Order is appealed, Sellers shall use their commercially reasonable efforts to oppose any such appeal.
(f)Bankruptcy Court Approval of Sale. Sellers and Buyer shall cooperate, assist and consult with each other and each use commercially reasonable efforts, to secure the entry of the Sale Order. In connection with the assumption and assignment of the Assumed Contracts pursuant to Section 365 of the Bankruptcy Code, Buyer shall take all actions reasonably required in the discretion of Buyer or otherwise as directed by the Bankruptcy Court to provide “adequate assurance of future performance” by Buyer under the Assumed Contracts after the Closing.

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(g)Liquor Licenses. Sellers shall seek to have included in the Sale Order a provision that immediately upon the Closing Buyer shall be entitled to continue to sell alcoholic beverages at the premises included in the Purchased Assets upon the same terms as Sellers were selling such alcoholic beverages until such time as Buyer has had the time and opportunity to obtain its own Liquor Licenses.
Section 5.4Conduct of Business.  From the date hereof until the earlier of the termination of this Agreement pursuant to Section 8.1 or the Closing Date, except (i) as disclosed on Schedule 5.4 of the Disclosure Schedules, (ii) as may be required by the Bankruptcy Court, (iii) for the consequences resulting from the continuation of the Chapter 11 Cases, or (iv) as may be required or contemplated by this Agreement, subject to the terms of the DIP Loan Agreement, each Seller shall conduct, and shall cause its Affiliates to conduct, the Business and maintain the Purchased Assets in the Ordinary Course of Business and use its commercially reasonable efforts to preserve intact the Purchased Assets (and all goodwill relating thereto) and all respective relationships with customers, vendors, creditors, employees, landlords, agents, each Governmental Entity, and others having business relationships with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, except as otherwise contemplated by this Agreement or as Buyer shall otherwise consent in writing, each Seller shall, and shall cause each of its respective Affiliates to, do the following:
(a)pay all post-petition bills and invoices for post-petition goods or services when due, including rent, CAM, taxes and other amounts due under the Leases that may become part of the Purchased Assets;
(b)notify Buyer of any material adverse change in its condition (financial or otherwise), business, properties, assets or liabilities, or of the commencement of or any material development or disposition with respect to any material governmental complaints, investigations, or hearings (or any written threats thereof);
(c)in the Ordinary Course of Business, maintain and repair all of the material  equipment on the premises and the premises themselves;
(d)maintain in the Ordinary Course of Business customary amounts of cash, cash equivalents and similar cash items at the location of each restaurant in cash registers, safes, strongboxes and lock boxes;
(e)maintain in the Ordinary Course of Business customary amounts and quality of Inventory;
(f)use its commercially reasonable efforts to keep and maintain possession of and compliance with the terms of all Permits (including Liquor Licenses) necessary or required by Law to own, lease and operate its respective properties (and the Purchased Assets) and to carry on the Business or that are material to the operation of the Business or the Purchased Assets, including by taking all actions and submitting all payments, applications, and filings necessary to renew any such Permit due to expire at any time before the Closing Date (or 60 days thereafter); and

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(g)maintain insurance coverage with financially responsible insurance companies duly licensed in the State of California substantially similar in all material respects to the insurance coverage maintained by the Business and Sellers on the Petition Date.
Section 5.5Certain Restricted Conduct.  Except as set forth on Schedule 5.5 of the Disclosure Schedules and except as otherwise set forth in this Agreement or as Buyer shall otherwise consent in advance in writing, during the period from the date of this Agreement to the Closing, no Seller shall, and each Seller shall cause each of its respective Affiliates not to, with respect to the Purchased Assets:
(a)sell, lease, license, transfer, or dispose of other than in the Ordinary Course of Business any Purchased Assets;
(b)authorize or enter into any Contract, arrangement, or commitment other than a Contract that is in the Ordinary Course of Business;
(c)dispose of or permit to lapse any rights in, to or for the use of any material Intellectual Property Right;
(d)other than in the Ordinary Course of Business, including maintenance and repair, authorize, undertake, make, or enter into any commitments obligating any Seller to (i) make or accelerate any capital expenditures that cannot reasonably be substantially completed prior to the Closing or (ii) undertake or approve any material renovation, repair or rehabilitation of any Leased Real Property that cannot reasonably be substantially completed prior to the Closing;
(e)(i) increase any compensation or enter into or amend, in a way that increases benefits, any employment, severance or other agreement with any of its officers, directors or employees, (ii) adopt any new Employee Benefit Plan or amend or terminate or increase the benefits under any existing Employee Benefit Plan (other than the 401(k) Plan), except for changes which are required by Law and changes which are not more favorable to participants than provisions presently in effect, (iii) hire any employee or individual independent contractor with annual compensation in excess of $75,000 (except to the extent such hire is in replacement of an existing employee with comparable compensation), or enter into any new employment or severance agreements that would result in post-termination payments that in the aggregate would exceed $5,000 becoming due or payable upon termination of employment or of the individual independent contractor, or (iv) assume or enter into any labor or collective bargaining agreement relating to the Business, any employee, or any Purchased Asset;
(f)take any action that would constitute or result in an event of default under any debtor-in-possession financing facility agreement or order, and/or cash collateral agreement;
(g)permit, offer, agree or commit (in writing or otherwise) to permit, any of the Purchased Assets to become subject, directly or indirectly, to any Lien, except for Permitted Liens, Liens existing on the date of this Agreement and Liens granted before a

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Closing in connection with any debtor-in-possession financing facility agreement or order, and/or cash collateral agreement;
(h)do any other act that would, to the Knowledge of Sellers, cause any representation or warranty of any Seller in this Agreement to be or become untrue in any material respect or intentionally omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect; or
(i)authorize or enter into any Contract, agreement, or commitment with respect to any of the foregoing.

No Seller nor any of its Affiliates shall: (i) renew any Lease nor suffer any person other than such Seller, its employees, agents, servants and invitees to occupy or use the premises or any portion thereof, without in any case the express written consent of Buyer, which consent shall not be unreasonably withheld or (ii) terminate, amend, extend, renew, modify, breach, waive or allow any rights to lapse under any Lease. If Sellers request such a consent from Buyer, the request shall be in writing specifying the terms of the renewal, termination, amendment, extension, modification and/or waiver, the identity of the proposed third party, assignee or sub-lessee; the duration of said desired sublease or renewal, the date same is to occur, the exact location of the space affected thereby and the proposed rentals on a square foot basis chargeable thereunder. Such request for Buyer consent shall be submitted to Buyer at least five (5) days in advance of the date on which Sellers desire to make such event occur.

Section 5.6Notice of Developments.  From the date hereof until the Closing Date, each of Sellers (with respect to itself), as the case may be, shall promptly disclose to Buyer, on the one hand, and Buyer shall promptly disclose to Sellers, on the other hand, in writing (in the form of an updated Disclosure Schedule, if applicable) after attaining knowledge (as applicable to each of Sellers and Buyer) of any material failure of any of Sellers or Buyer to comply with or satisfy any of their respective covenants, conditions or agreements to be complied with or satisfied by it under this Agreement in any material respect; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement if such party objects to the disclosures contained in such notice within five (5) days of receipt of such notice.
Section 5.7Access.  Upon reasonable advance written request by Buyer, Sellers shall permit Buyer and its Representatives to have reasonable access during customary business hours, and in a manner so as not to interfere unreasonably with the regular business operations of Sellers, to all premises, properties, personnel, Records and Contracts related to the Business, in each case, for the sole purpose of evaluating the Business; provided, however, that, for avoidance of doubt, the foregoing shall not require any Party to waive, or take any action with the effect of waiving, its attorney-client privilege or any confidentiality obligation to which it is bound with respect thereto or take any action in violation of applicable Law.
Section 5.8Press Releases and Public Announcements.  Provided that Sellers shall provide notice to and consult with Buyer in advance, to the extent permitted by Law or the order of the Bankruptcy Court, Sellers shall be entitled to disclose, if required by applicable Law or by order of the Bankruptcy Court, this Agreement and all information provided by Buyer in

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connection herewith to the Bankruptcy Court, the United States Trustee, the Committee, parties in interest in the Chapter 11 Cases and other Persons bidding on assets of Sellers. Other than statements made in the Bankruptcy Court (or in pleadings filed therein), Sellers shall not issue (prior to, on or after the Closing) any press release or make any public statement or public communication regarding Buyer without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed; provided, however, Sellers, without the prior consent of Buyer, may issue such press release or make such public statement as may, upon the advice of counsel, be required by applicable Law or any Governmental Entity with competent jurisdiction. Buyer, without the prior consent of Sellers, may issue such press release or make such public statement, filing or disclosure (x) prior to Closing, as may, upon the advice of counsel, be required by applicable Law or any Governmental Entity with competent jurisdiction and (y) after Closing, as it may wish.
Section 5.9Bulk Transfer Laws.  The Parties intend that pursuant to Section 363(f) of the Bankruptcy Code, the transfer of the Purchased Assets shall be free and clear of any Liens on the Purchased Assets (other than Permitted Liens) and Liabilities (other than Assumed Liabilities), including any Liens arising out of the bulk transfer Laws, and the Parties shall take such steps as may be necessary or appropriate to so provide in the Sale Order.
Section 5.10Contracts.   If at any time Sellers become aware, on or before the Closing, of any heretofore unrejected Contract to which any of Sellers is a party that satisfies the conditions of Section 3.6, but has not been included on Schedule 3.6 of the Disclosure Schedule, Sellers shall promptly thereafter advise Buyer of the existence of such Contract and provide Buyer with a copy thereof. Buyer shall have the right, for a period of five (5) Business Days following the delivery of any such Contract, to review such Contract and during such period Sellers shall refrain from modifying, terminating or rejecting such Contract without Buyer’s express prior written consent. Buyer shall have the option, exercisable by written notice to Sellers given within such five (5) Business Day period, to request that Sellers assume, assign and sell such Contract to Buyer. If Buyer timely exercises such option, Sellers shall use commercially reasonable efforts to assume, assign and sell such Contract to Buyer, as promptly as reasonably practicable, on the same terms and conditions as would be applicable under this Agreement to the Assumed Contracts; provided, however, that Buyer shall be responsible for the payment of any Cure Cost in connection with the assumption and assignment of such Assumed Contract, except as otherwise provided in Section 2.6 and provided such Cure Cost is an Assumed Liability. If Buyer fails or declines to exercise such option, Sellers shall reject such Contract upon five (5) Business Days’ notice to Buyer.
Section 5.11Casualty, Condemnation, Loss of Lease.
(a)If, prior to Closing, any Leased Real Property and the associated improvements or any part thereof shall be subject to a taking by any Governmental Entity through condemnation, eminent domain or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking) (collectively, “Condemnation”), Buyer shall have the option, but not obligation, to take title to the Purchased Assets relating to such affected Leased Real Property and improvements notwithstanding such Condemnation. At the Closing, Buyer, if its elects to accept such Leased Real Property that is subject to a Condemnation, shall succeed to (x) the rights of TJI to the Condemnation proceeds, including insurance proceeds, with respect to a

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Condemnation (“Condemnation Proceeds”), and (y) the rights to settle any such Condemnation proceeding, and Buyer shall, at Closing succeed to the rights of TJI to all required proofs of loss, assignments of claims and similar items. If Buyer elects to accept such Leased Real Property in accordance with the preceding sentence, then TJI, at Closing, shall assign to Buyer all right, title and interest to any claims or proceeds TJI may have. TJI shall not settle any such proceedings without the consent of Buyer, such consent not to be unreasonably withheld or delayed.
(b)If, prior to Closing, any Leased Real Property and the associated improvements or any part thereof shall be destroyed or damaged by fire, earthquake, flood or other casualty (collectively, “Casualty”), Buyer shall have the option, but not the obligation, to take title to the Purchased Assets relating to such affected Leased Real Property and improvements. At the Closing, Buyer, if it elects to accept such Leased Real Property that is subject to a Casualty, shall succeed to (x) the rights of TJI to the Casualty proceeds, including insurance proceeds, with respect to such Casualty (“Casualty Proceeds”), including without duplication, giving Buyer a credit against the Purchase Price in the amount of the Casualty Proceeds actually received by TJI and not applied by TJI to repair prior to Closing, and (y) the rights to settle after Closing any loss under all policies of insurance applicable to the Casualty, and Buyer shall, at Closing and thereafter, succeed to the rights of Sellers to all required proofs of loss, assignments of claims and other similar items and TJI shall, at Closing, assign same to Buyer. TJI shall not settle any such claims without the consent of Buyer; such consent not to be unreasonably withheld or delayed.
ARTICLE VI.
OTHER COVENANTS

The Parties agree as follows with respect to the period from and after the Closing, provided that (i) Sellers shall not incur any costs, associated with the obligation hereunder, other than such ordinary and necessary professional fees as are required for Sellers to comply with the obligations hereunder and (ii) Sellers’ obligations hereunder shall only continue until the Chapter 11 Cases are closed or dismissed:

Section 6.1Cooperation.  Each of the Parties shall cooperate with each other, and shall use their commercially reasonable efforts to cause their respective Representatives to cooperate with each other, to provide an orderly transition of the Purchased Assets and Assumed Liabilities from Sellers to Buyer and to minimize the disruption to the Business resulting from the Contemplated Transactions.
Section 6.2Further Assurances.  In case at any time from and after the Closing any further action is necessary or reasonably required to carry out the purposes of this Agreement, subject to the terms and conditions of this Agreement and the terms and conditions of the Sale Order, at any Party’s request and sole cost and expense, each Party shall promptly take such further action (including the execution and delivery to any other Party of such other reasonable instruments of sale, transfer, conveyance, assignment, assumption and confirmation and providing materials and information) as another Party may reasonably request as shall be necessary to transfer, convey and assign to Buyer all of the Purchased Assets, to confirm Buyer’s assumption of the Assumed Liabilities and to confirm Sellers’ retention of the Excluded Assets and Excluded

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Liabilities. Without limiting the generality of this Section 6.2, to the extent that either Buyer or Sellers discover any additional assets or properties which the Parties mutually agree should have been transferred or assigned to Buyer as Purchased Assets but were not so transferred or assigned, Buyer and Sellers shall cooperate and promptly execute and deliver any instruments of transfer or assignment necessary to transfer and assign such asset or property to Buyer.
Section 6.3Availability of Business Records.  From and after the Closing, Buyer shall promptly provide to Sellers and their respective Representatives (after reasonable notice and during normal business hours and without charge to Sellers) access to all Records included in the Purchased Assets for periods prior to the Closing and reasonable access to Transferred Employees to the extent such access is necessary in order for Sellers (as applicable) to comply with applicable Law or any contract to which it is a party, for liquidation, winding up, Tax reporting or other proper purposes and so long as such access is subject to an obligation of confidentiality, and shall preserve such Records until the latest of (i) seven years after the Closing Date, (ii) the required retention period for all government contact information, records or documents, (iii) the conclusion of all bankruptcy proceedings relating to the Chapter 11 Cases or (iv) in the case of Records related to Taxes, the expiration of the statute of limitation applicable to such Taxes. Such access shall include access to any information in electronic form to the extent reasonably available. Buyer acknowledges that Sellers have the right to retain copies of all of Records included in the Purchased Assets for periods prior to the Closing. Prior to destroying any Records included in the Purchased Assets for periods prior to the Closing, Buyer shall notify Sellers thirty (30) days in advance of any such proposed destruction of its intent to destroy such Records, and Buyer shall permit Sellers to retain such Records, at Sellers’ cost and expense.
Section 6.4Employee Matters.
(a)TJI shall, effective as of the end of the day prior to the Closing Date, discharge all Current Employees. Prior to the Closing, Buyer may, but shall not be obligated to offer (or cause a designee of Buyer to offer), to employ those Current Employees desired to be employed by Buyer, in Buyer’s sole discretion, to operate the Continuing Restaurants, with employment commencing as of the Closing Date. For purposes of this Agreement, each Current Employee who receives such an offer of employment shall be collectively referred to as an “Offeree.” Prior to the Closing Date, Buyer will provide TJI with a schedule setting forth a list of the names of all Offerees. Each Offeree who accepts such offer prior to the Closing shall be referred to herein as a “Transferred Employee.”
(b)Each Current Employee of TJI who is not a Transferred Employee shall be referred to herein as an “Excluded Employee.”
(c)Following the date of this Agreement,
(i)TJI shall allow Buyer or any of its Representatives reasonable access upon reasonable advance notice to meet with and interview the Current Employees who are members of executive management and other employees reasonably requested during normal business hours;

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(ii)TJI shall not, nor shall TJI authorize or direct or give express permission to any Affiliate, officer, director or employee of TJI or any Affiliate, to (A) interfere with Buyer’s or its Representatives’ rights under Section 6.4(a) to make offers of employment to any Offeree, or (B) solicit or encourage any Offeree not to accept, or to reject, any such offer of employment;
(iii)TJI shall provide reasonable cooperation and information to Buyer or the relevant Representative as reasonably requested by Buyer or such Representative with respect to its determination of appropriate terms and conditions of employment for any Offeree;
(iv)TJI acknowledges its responsibility to provide COBRA coverage to all Excluded Employees pursuant to Law;
(v)Sellers shall process the payroll for and pay, or cause to be paid, the base wages, base salary, paid time-off and benefits that are due and payable on or prior to the Closing Date with respect to all employees of Sellers no later than the date such wages or salary would normally be paid. Seller shall withhold, fund and remit all applicable payroll taxes as required by Law on or prior to the Closing Date with respect to all employees of Sellers as of such date;
(vi)Buyer shall process the payroll for and shall pay, or cause to be paid, base wages, base salary and benefits that accrue after the Closing Date with respect to all Transferred Employees. Buyer shall withhold and remit all applicable payroll taxes as required by Law after the Closing Date with respect to Transferred Employees. In addition, as part of the wind-down expenses, Sellers shall (or shall cause its designee to) process all employee and Tax reporting covering the periods prior to the Closing in connection with the Excluded Employees and the Transferred Employees that will be required to be prepared and delivered after the Closing. Nothing herein shall be construed as requiring, and neither Sellers nor any of their Affiliates shall take any affirmative action that would have the effect of requiring Buyer to continue any specific employee benefit plan or to continue the employment of any specific person. Nothing in this Agreement shall create or be construed as creating any contract of employment or as conferring upon any Transferred Employee or upon any other person, other than the parties to this Agreement in accordance with its terms, any rights to enforce any provisions of this Agreement under ERISA or otherwise; and
(vii)In connection with the Closing, and to the extent permitted by Law, TJI shall transfer to Buyer an amount, in cash, representing the aggregate contributions of each Transferred Employee then participating in any flexible spending arrangements of TJI, net of reimbursements paid prior to the date of transfer (but not less than zero). Buyer shall cause such amounts to be credited to each such Transferred Employee’s accounts under Buyer’s corresponding health and dependent care spending account plan in effect for such employees as of the Closing Date, and all claims for reimbursement which have not been paid as of the date of the transfer to Buyer and credited under TJI’s flexible spending plan shall

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be paid pursuant to and under the terms of Buyer’s plan.  In the event that applicable Law prohibits the transfer of the flexible spending accounts to Buyer, Buyer shall take such actions as are necessary to administer post-Closing Sellers’ flexible spending plan. TJI shall reasonably cooperate with Buyer in connection with Buyer’s administration of the flexible spending plan, including without limitation promptly transferring control of any accounts to Buyer.
Section 6.5Recording of Intellectual Property Assignments.  All of the Intellectual Property Assignments shall be recorded and filed by Buyer with the appropriate Governmental Entities as promptly as practicable following the Closing.
Section 6.6Transfer Taxes.  To the extent not exempt under Section 1146 of the Bankruptcy Code, each Seller shall pay any stamp, documentary, registration, transfer, added-value or similar Tax (each, a “Transfer Tax”) imposed under any applicable Law in connection with the transactions contemplated by this Agreement. Each Seller and Buyer shall cooperate to prepare and timely file any Tax Returns required to be filed in connection with Transfer Taxes described in the immediately preceding sentence.
Section 6.7Wage Reporting.  Buyer and TJI agree to utilize, or cause their respective Affiliates to utilize, the standard procedure set forth in Internal Revenue Service Revenue Procedure 2004-53 with respect to wage reporting.
Section 6.8Collection of Accounts Receivable.
(a)As of the Closing Date, each Seller hereby (i) authorizes Buyer to open any and all mail addressed to any Seller relating to the Business or the Purchased Assets and delivered to the offices of the Business or otherwise to Buyer if received on or after the Closing Date and (ii) appoints Buyer or its attorney-in-fact to endorse, cash and deposit any monies, checks or negotiable instruments received by Buyer after the Closing Date with respect to Accounts Receivable that are Purchased Assets or accounts receivable relating to work performed by Buyer after the Closing, as the case may be, made payable or endorsed to any Seller or Sellers’ order, for Buyer’s own account.
(b)As of the Closing Date, each Seller agrees that any monies, checks or negotiable instruments received by any Seller after the Closing Date with respect to Accounts Receivable that are Purchased Assets or accounts receivable relating to work performed by Buyer after the Closing, as the case may be, shall be held in trust by such Seller for Buyer’s benefit and account, and promptly upon receipt by a Seller of any such payment (but in any event within (5 Business Days of such receipt), such Seller shall pay over to Buyer or its designee the amount of such payments. In addition, Buyer agrees that, after the Closing, it shall hold and shall promptly transfer and deliver to Sellers, from time to time as and when received by Buyer or its Affiliates (but in any event within 5 Business Days of such receipt), any cash, checks with appropriate endorsements, or other property that Buyer or its Affiliates may receive on or after the Closing which properly belongs to Sellers hereunder, including any Excluded Assets.

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(c)As of the Closing Date, Buyer shall have the sole authority to bill and collect Accounts Receivable that are Purchased Assets and accounts receivable relating to work performed, good sold or services provided by Buyer after the Closing.
Section 6.9Use of Name and Marks.  Neither Sellers nor any of their respective Affiliates or Subsidiaries shall use, license or authorize any third party to use, any name, slogan, logo or trademark which is similar or deceptively similar to any of the names, trademarks or service marks included in the Intellectual Property included in the Purchased Assets.
Section 6.10Liquor License Approvals.
(a)TJI shall reasonably cooperate with Buyer in connection with Buyer’s filings or any applications or other submittals with any Governmental Entity or third party (including the CABC) with respect to any of the Liquor Licenses and obtaining the necessary consents and approvals pertaining to transfer and/or issuance of the Liquor Licenses to Buyer (“Liquor License Approvals”), including by entering into the Management Agreement and, if reasonably requested by Buyer, initiating and/or participating, at Buyer’s sole cost and expense, in such Legal Proceedings reasonably requested by Buyer to obtain such Liquor License Approvals; provided, however, that (i) to the extent that the CABC requires that a new license be purchased, the purchase price for such Liquor Licenses shall be paid by Buyer, without an adjustment to the Purchase Price; (ii) Buyer shall be responsible for all costs and fees charged by any third party, including but not limited to any escrow fee and fees for the processing of any vendor claims submitted to Buyer related to the Liquor Licenses for periods prior to Closing and this obligation of Buyer shall survive the Closing; and (iii) Buyer shall be responsible for all costs and fees charged by any third party, including but not limited to any escrow fee and fees for the processing of any vendor claims submitted to Buyer related to the Liquor Licenses for periods from and after Closing, to the extent arising from or relating to the Liquor Licenses, after Closing, and these obligations of Buyer shall survive the Closing.
(b)Prior to Closing, TJI shall notify Buyer within five (5) Business Days of (i) the receipt from any applicable Governmental Entity, including the CABC, of any complaint or notification of violation or (ii) any event of suspended operations occurring of any of the Continuing Restaurants, which in the case of either provision (i) or (ii), are related to the Liquor Licenses.
(c)TJI acknowledges that the CABC requires that all or a certain portion of the Purchase Price allocated to each respective Liquor License for each Continuing Restaurant be placed into escrow.  Effective upon the execution of the escrow instructions (the “Escrow Instructions”) and the wire transfer of funds by or on behalf of Buyer in the estimated amount of $400 per Liquor License to be transferred to Seller as set forth in the Escrow Instructions (the “Escrow Funds”) into separate escrow accounts created for the purpose of compliance with CABC requirements for issuance of the Liquor Licenses in the name of Buyer and/or its designated Affiliate(s) and/or Subsidiaries (the “Liquor Escrow Account”), the Parties agree that each of the closing conditions pursuant to ARTICLE VII of this Agreement and all rights of termination pursuant to ARTICLE VIII of this Agreement will be deemed waived and the Closing Date will be deemed to be the date the

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Purchase Price is paid to Seller pursuant to the Escrow Instructions for the Liquor Escrow Account; provided, however, if the Purchase Price is returned to Buyer as provided in the Escrow Instructions and the Escrow Instructions are terminated in accordance with the terms thereof, the waivers contained in this Section 6.10(c) will not be effective and the Parties will have all rights and remedies as provided in this Agreement.
(d)TJI and Buyer acknowledge that due to the procedures established by the CABC for the transfer of Liquor Licenses, TJI may be operating the Continuing Restaurants for the benefit of Buyer for an undetermined period of time following the approval of the transfer of the Liquor Licenses from TJI to Buyer by the CABC through the Closing.
(e)In the event that the issuance of new Liquor Licenses to Buyer or the suitable transfer of TJI’s existing Liquor Licenses for each Continuing Restaurant to Buyer cannot be obtained by Buyer from the CABC prior to Closing for one (1) or more Liquor Licenses (including without limitation, temporary Liquor Licenses until permanent Liquor Licenses are transferred to or obtained by Buyer), to the extent permitted by Law, Buyer and Seller shall enter into one or more Management Agreements, in form and substance substantially similar to Exhibit F to this Agreement in order to permit Buyer to operate the Business and utilize the Liquor License for each Continuing Restaurant during the period commencing upon the Closing Date and terminating upon the receipt of the applicable Liquor Licenses for each respective Continuing Restaurant as issued to Buyer or its designated Affiliate and/or Subsidiary by the CABC.
Section 6.11Data Privacy Protection.  Buyer acknowledges that the Purchased Assets include personally identifiable information (“PII”) within the meaning of Section 363(b) of the Bankruptcy Code, along with associated personal information about TJI’s customers. In connection with the same, Buyer agrees to: (i) employ appropriate security controls and procedures (technical, operational and managerial) to protect PII and personal information, (ii) abide by all applicable Laws and regulations with respect to PII and (iii) take such further actions with respect to PII as may be agreed between the Parties. TJI agrees to take such action reasonably requested by Buyer, including amending their privacy policies with respect to PII, as may be necessary to transfer the PII to Buyer, including sending a notice to the subjects of the PII and giving each such subject the right to object to the transfer of the PII. Buyer agrees that it shall, absent a customer’s consent received after adequate notice: (a) abide by TJI’s privacy policies and privacy-related covenants made in TJI’s terms of service that were in effect as of the Petition Date, (b) respect prior requests of customers to opt out of receipt of marketing messages (to the extent make Buyer aware of such requests; provided that Buyer shall seek to obtain such information from TJI) and (c) use personal information only for the purposes of continuing Business operations and continuing to provide similar goods and services to customers, including marketing the products and services related to Purchased Assets. Buyer shall use its reasonable commercial efforts to obtain the consent of a customer for any additional use of PII or personal information or before making material changes to TJI’s privacy policies that weaken a customer’s consumer protection. Furthermore, to the extent PII includes any social security numbers, Buyer shall limit such use to tax reporting purposes, and shall purge such information from its databases when such information is no longer required for that purpose.

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ARTICLE VII.
CONDITIONS TO CLOSING
Section 7.1Conditions to Buyer’s Obligations.  Subject to Section 7.3, Buyer’s obligation to consummate the Contemplated Transactions in connection with the Closing is subject to satisfaction or waiver of the following conditions:
(a)as of the date hereof and as of the Closing (in each case, except for any representation or warranty that is expressly made as of a specified date, in which case as of such specified date), (i) each representation or warranty contained in Section 3.1, through Section 3.212 shall be true and correct in all respects, and (ii) each other representation or warranty set forth in ARTICLE III shall be true and correct in all respects, except where the failure of such representations and warranties referred to in this clause (ii) to be true and correct, individually or in the aggregate with other such failures, has not had, and would not reasonably be expected to have, a Material Adverse Effect; provided, however, that for purposes of determining the accuracy of representations and warranties referred to in clause (ii) for purposes of this condition, all qualifications as to “materiality” and “Material Adverse Effect” contained in such representations and warranties shall be disregarded;
(b)Sellers shall have performed and complied with their covenants and agreements hereunder to the extent required to be performed prior to the Closing in all material respects, and Sellers shall have caused the documents and instruments required by Section 2.8(a) to be delivered to Buyer (or tendered subject only to Closing);
(c)no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Decree that is in effect and that has the effect of making the Closing illegal or otherwise prohibiting the consummation of the Closing;
(d)the Sale Procedures Order and the Sale Order are both in form and substance reasonably acceptable to Buyer;
(e)the Sale Order and Sale Procedures Order shall have been entered by the Bankruptcy Court, which shall include a waiver of the fourteen (14) day stay set forth in Rule 6004(h) of the Federal Rules of Bankruptcy Procedure, and shall be final, non-appealable orders;
(f)from the date of this Agreement until the Closing Date, there shall not have occurred and be continuing any Material Adverse Effect; and
(g)Sellers shall have delivered a certificate from an authorized officer of each Seller to the effect that each of the conditions specified in Section 7.1(a), Section 7.1(b) and Section 7.1(f) has been satisfied.
Section 7.2Conditions to Sellers’ Obligations.  Subject to Section 7.3, Sellers’ obligation to consummate the Contemplated Transactions in connection with the Closing are subject to satisfaction or waiver of the following conditions:

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(a)as of the date hereof and as of the Closing (in each case, except for any representation or warranty that is expressly made as of a specified date, in which case as of such specified date), (i) each representation or warranty contained in Section 4.1, Section 4.2 or Section 4.3 shall be true and correct in all respects, and (ii) each other representation or warranty set forth in ARTICLE IV shall be true and correct in all respects, except where the failure of such representations and warranties referred to in this clause (ii) to be true and correct, individually or in the aggregate with other such failures, would not reasonably be expected to materially prevent, restrict or delay the consummation of the Contemplated Transactions or the transactions contemplated by any Related Agreement; provided, however, that for purposes of determining the accuracy of representations and warranties referred to in clause (ii) for purposes of this condition, all qualifications as to “materiality” contained in such representations and warranties shall be disregarded;
(b)Buyer shall have performed and complied with its covenants and agreements hereunder to the extent required to be performed prior to the Closing in all material respects, and Buyer shall have caused the documents, instruments and payments required by Section 2.8(b) to be delivered to Sellers (or tendered subject only to Closing);
(c)no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Decree that is in effect and that has the effect of making the Closing illegal or otherwise prohibiting the consummation of the Closing;
(d)the Sale Order entered by the Bankruptcy Court and shall not be subject to a stay pending appeal; and
(e)Buyer shall have delivered a certificate from an authorized officer of Buyer to the effect that each of the conditions specified in Section 7.2(a) and Section 7.2(b) has been satisfied.
Section 7.3No Frustration of Closing Conditions.  Neither Buyer nor Sellers may rely on the failure of any condition to its obligation to consummate the Contemplated Transactions set forth in Section 7.1 or Section 7.2, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its commercially reasonable efforts with respect to those matters contemplated by the applicable Sections of this Agreement to satisfy the conditions to the consummation of the Contemplated Transactions or other breach of a representation, warranty or covenant hereunder.
ARTICLE VIII.
TERMINATION
Section 8.1Termination of Agreement.  This Agreement may be terminated and the Contemplated Transactions abandoned at any time prior to the Closing:
(a)by the mutual written consent of Buyer, on the one hand, and Sellers, on the other hand;
(b)by Buyer by giving written notice to Sellers at any time prior to Closing (i) in the event Sellers have breached any material covenant contained in this Agreement in

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any material respect, Buyer has notified Sellers of the breach, and the breach has continued without cure for a period of ten (10) Business Days after the notice of the breach, or (ii) in the event that any condition set forth in Section 7.1 shall become incapable of being satisfied by the Closing, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants hereof to be performed or complied with by it prior to the Closing, and such condition is not waived by Buyer;
(c)by Sellers by giving written notice to Buyer at any time prior to Closing (i) in the event Buyer has breached any material covenant contained in this Agreement in any material respect, Sellers have notified Buyer of the breach, and the breach has continued without cure for a period of ten (10) Business Days after the notice of the breach, or (ii) in the event that any condition set forth in Section 7.2 shall become incapable of being satisfied by the Closing, unless such failure shall be due to the failure of Sellers to perform or comply with any of the covenants hereof to be performed or complied with by them prior to the Closing, and such condition is not waived by Sellers;
(d)by Buyer, on the one hand, or Sellers, on the other hand, if the Closing shall not have occurred by the Sale Order Deadline; provided, however, that neither Buyer nor Sellers may terminate this Agreement under this Section 8.1(d) if such failure is due to the failure of such Party to perform or comply with the covenants hereof to be performed or complied with by it/them prior to the Sale Order Deadline;
(e)by Buyer if (i) the Sale Order shall not have been entered by the Bankruptcy Court by the Sale Order Deadline; (ii) if any of Sellers files (y) any motion with the Bankruptcy Court seeking an order approving, or (z) any Plan involving, any Alternate Transaction; or (iii) if Sellers enter into a definitive agreement with a third party for an Alternate Transaction; or
(f)automatically and without any action or notice by Sellers to Buyer, or Buyer to Sellers, immediately upon:
(i)the issuance of a final and non-appealable order, decree, or ruling by a Governmental Entity to permanently restrain, enjoin or otherwise prohibit the Closing;
(ii)approval by the Bankruptcy Court of an Alternate Transaction, unless Buyer is designated a “back-up bidder” under the Sale Order; or
(iii)the consummation of an Alternate Transaction.

Notwithstanding anything to the contrary contained herein, in no event may Buyer terminate this Agreement under Section 8.1(b) or Section 8.1(d) solely on account of Buyer’s failure to satisfy the conditions contained in Sections 365(b)(1)(C) and 365(f)(2)(B) of the Bankruptcy Code with respect to any proposed Assumed Contract or on account of Buyer’s failure to comply with the covenants set forth in this Agreement.

Section 8.2Procedure upon Termination.  In the event of termination and abandonment by Buyer, on the one hand, or Sellers, on the other hand, or both, pursuant to Section

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8.1, written notice thereof shall forthwith be given to the other Party or Parties, and this Agreement shall terminate and the Contemplated Transactions shall be abandoned, without further action by Buyer or Sellers.
Section 8.3Omitted.
Section 8.4Effect of Termination.
(a)Except as otherwise expressly set forth in this Agreement, nothing herein shall relieve any Party from liability for any breach of covenant occurring prior to any termination of this Agreement.
(b)The Confidentiality Agreement shall survive any termination of this Agreement and nothing in this Section 8.4 shall relieve Buyer or Sellers of their respective obligations under the Confidentiality Agreement.
(c)No termination of this Agreement pursuant to Section 8.1 shall be effective until written notice thereof is given to the non-terminating Party specifying the provision hereof pursuant to which such termination is made. If the transactions contemplated hereby are not consummated (a) this Agreement shall become null and void and of no further force and effect (except that ARTICLE I (Definitions), ARTICLE IX (Miscellaneous), and this ARTICLE VIII (Termination) shall survive any such termination); and (b) if this Agreement is terminated by Buyer pursuant to a termination right set forth in this ARTICLE VIII or by Sellers for any reason other than under Section 8.1(c), Sellers shall not be entitled to any damages, losses, or payment from Buyer, and Buyer shall have no further liability of any kind to Sellers, any of its Affiliates, or any third party on account of this Agreement.
(d)Nothing herein shall preclude Buyer or Sellers from exercising their respective remedies under Section 9.1.
ARTICLE IX.
MISCELLANEOUS
Section 9.1Remedies.   Each of Buyer and Sellers recognizes that if it breaches or refuses to perform any covenant set forth in this Agreement, monetary damages alone would not be adequate to compensate the other Party for its injuries. Each Party shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of, or to enjoin the violation of, the terms of such covenants. If any Litigation is brought by a Party to enforce such covenants, the other Party against which such Litigation is subject shall waive the defense that there is an adequate remedy at Law. Buyer and each Seller agrees to waive any requirement for the security or posting of any bond in connection with any Litigation seeking specific performance of, or to enjoin the violation of, such covenants. Buyer and each Seller agrees that the only permitted objection that it may raise in response to any action for specific performance of such covenants is that it contests the existence of a breach or threatened breach of such covenants.
Section 9.2Expenses.  Except as otherwise provided in this Agreement or a Related Agreement, each of Sellers and Buyer shall bear their own expenses, including attorneys’ fees,

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incurred in connection with the negotiation and execution of this Agreement, the Related Agreements and each other agreement, document and instrument contemplated by this Agreement and the consummation of the Contemplated Transactions. Notwithstanding the foregoing, in the event of any action or proceeding to interpret or enforce this Agreement, the prevailing Party in such action or proceeding (i.e., the Party who, in light of the issues contested or determined in the action or proceeding, was more successful) shall be entitled to have and recover from the non-prevailing Party such costs and expenses (including, but not limited to, all court costs and reasonable attorneys’ fees) as the prevailing Party may incur in the pursuit or defense thereof.
Section 9.3Entire Agreement.  This Agreement and the Related Agreements constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations (whether written or oral) by or among the Parties, written or oral, with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement shall survive as provided in Section 8.4(a).  The recitals set forth above are expressly incorporated herein by reference.
Section 9.4Incorporation of Schedules, Exhibits and Disclosure Schedule.  The schedules, appendices and exhibits to this Agreement, the documents and other information made available in the Disclosure Schedule are incorporated herein by reference and made a part hereof.
Section 9.5Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party except as expressly provided herein. No waiver of any breach of this Agreement shall be construed as an implied amendment or agreement to amend or modify any provision of this Agreement. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation or breach of warranty or covenant. No conditions, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless this Agreement is amended or modified in writing pursuant to the first sentence of this Section 9.5 except as expressly provided herein. Except where a specific period for action or inaction is provided herein, no delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.
Section 9.6Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. None of the Parties may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of all Parties; provided, however, that Buyer may elect to have any or all of the Purchased Assets conveyed or transferred to, or any or all of the Assumed Obligations assumed by, one or more of its Permitted Designees without the consent of any of Sellers; provided, however, Buyer shall remain liable for all of its obligations to Sellers under this Agreement after any such assignment; provided, further, that Sellers shall be permitted to assign any of their rights hereunder pursuant to a confirmed chapter 11 plan or pursuant to an order of the Bankruptcy Court.

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Section 9.7Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing except as expressly provided herein. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient; (ii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid); (iii) when sent by email (with written confirmation of transmission); or (iv) three (3) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to any Seller, then to:

Chief Restructuring Officer

c/o B. Riley Advisory

3500 Maple Ave, Ste 420

Dallas, TX 7521

Attention: Mark Shapiro and Joe Pegnia
Email: mshapiro@brileyfin.com and jpegnia@brileyfin.com

with a copy to:

Gray Reed & McGraw LLP
1601 Elm Street, Suite 4600

Dallas, Texas 75201
Attention: Jason S. Brookner and Aaron M. Kaufman
Email: Jbrookner@grayreed.com and akaufman@grayreed.com

If to Buyer, then to:

BBQ Growth LLC

12701 Whitewater Drive, Suite 100

Minnetonka, MN 55343

Attn: Michael Medved

Email: Michael.Medved@bbq-holdings.com

with copies (which shall not constitute notice) to:

Lathrop GPM LLP

500 IDS Center

80 S. 8th Street

Minneapolis, MN 55402

Attn: Ryan Palmer

Email: Ryan.Palmer@lathropgpm.com

Any Party may change the mailing address or email address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner set forth in this Section 9.7.

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Section 9.8Governing Law; Jurisdiction.  This Agreement shall in all aspects be governed by and construed in accordance with the internal Laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Texas, and the obligations, rights and remedies of the Parties shall be determined in accordance with such Laws. The Parties agree that any Litigation one Party commences against any other Party pursuant to this Agreement shall be brought exclusively in the Bankruptcy Court and each of the Parties hereby irrevocably consents to the jurisdiction of the Bankruptcy Court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Bankruptcy Court or that any such suit, action or proceeding which is brought in the Bankruptcy Court has been brought in an inconvenient forum; provided that if the Bankruptcy Court is unwilling or unable to hear any such Litigation, then the courts of the State of Texas, sitting in Dallas County, Texas, and the federal courts of the United States of America sitting in in Dallas County, Texas, shall have exclusive jurisdiction over such Litigation.
Section 9.9Consent to Service of Process.  Each of the Parties hereby consents to process being served by any Party, respectively, in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 9.7.
Section 9.10WAIVERS OF JURY TRIAL.  EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE RELATED AGREEMENTS OR THE CONTEMPLATED TRANSACTIONS OR THEREBY.
Section 9.11Severability.  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability in any one jurisdiction affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section 9.12No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.
Section 9.13No Survival of Representations, Warranties and Agreements.  None of the Parties’ representations, warranties, covenants and other agreements in this Agreement, including any rights of any other Party or any third party arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Closing, except for (i) those covenants and agreements contained herein that by their terms apply or are to be

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performed in whole or in part after the Closing, (ii) this ARTICLE IX, and (iii) all defined terms set forth in ARTICLE I that are referenced in the foregoing provisions referred to in clauses (i) and (ii) above.
Section 9.14Construction.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa. The word “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation.” The words “herein,” “hereto” and “hereby,” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. Unless expressly stated in connection therewith or the context otherwise requires, the phrase “relating to the Business” and other words of similar import shall be deemed to mean “relating to the operation of the Business as conducted as of the date hereof.” Except as otherwise provided herein, references to Articles, Sections, clauses, subclauses, subparagraphs, Schedules, Exhibits, Appendices and the Disclosure Schedule herein are references to Articles, Sections, clauses, subclauses, subparagraphs, Schedules, Appendices, Exhibits and the Disclosure Schedule of this Agreement. Any reference herein to any Law (or any provision thereof) shall include such Law (or any provision thereof) and any rule or regulation promulgated thereunder, in each case, including any successor thereto, and as it may be amended, modified or supplemented from time to time. Any reference herein to “dollars” or “$” means United States dollars.
Section 9.15Computation of Time.  In computing any period of time prescribed by or allowed with respect to any provision of this Agreement that relates to Sellers or the Chapter 11 Cases, the provisions of Rule 9006(a) of the Federal Rules of Bankruptcy Procedure shall apply.
Section 9.16Mutual Drafting.  Each of the Parties has participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
Section 9.17Disclosure Schedule.  All capitalized terms not defined in the Disclosure Schedule shall have the meanings ascribed to them in this Agreement. The representations and warranties of Sellers in this Agreement are made and given, and the covenants are agreed to, subject to the disclosures and exceptions set forth in the Disclosure Schedule. The disclosure of any matter in any section of the Disclosure Schedule shall be deemed to be a disclosure with respect to any other sections of the Disclosure Schedule to which such disclosed matter reasonably relates, but only to the extent that such relationship is reasonably apparent on the face of the disclosure contained in the Disclosure Schedule. The listing of any matter shall expressly not be deemed to constitute an admission by Sellers, or to otherwise imply, that any such matter is material, is required to be disclosed under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in the Disclosure Schedule relating to any possible breach or violation of any Contract or law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the disclosure of any matter in the Disclosure Schedule be deemed or interpreted to

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expand the scope of Sellers’ representations, warranties and/or covenants set forth in this Agreement. All attachments to the Disclosure Schedule are incorporated by reference into the Disclosure Schedule in which they are directly or indirectly referenced. The information contained in the Disclosure Schedule is in all events subject to the Confidentiality Agreement.
Section 9.18Headings; Table of Contents.  The section headings and the table of contents contained in this Agreement and the Disclosure Schedule are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 9.19Counterparts; Facsimile and Email Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement or any counterpart may be executed and delivered by facsimile, email with scan attachment copies, or other electronic signature method, including DocuSign, each of which shall be deemed an original.
Section 9.20Time of Essence.  Time is of the essence of this Agreement.

[END OF PAGE]

[SIGNATURE PAGES FOLLOW]

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SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

TAHOE JOE’S, INC.,
a Minnesota corporation

By:_/Mark Shapiro/_________________

Name:Mark Shapiro

Title:Chief Restructuring Officer

Alamo Buffets Payroll, LLC
a Texas limited liability company

By:_/Mark Shapiro/_________________

Name:Mark Shapiro

Title:Chief Restructuring Officer

Alamo fRESH Payroll, LLC
a Texas limited liability company

By:_/Mark Shapiro/_________________

Name:Mark Shapiro

Title:Chief Restructuring Officer

Buffets, LLC,
a Minnesota limited liability company

By:_/Mark Shapiro/_________________

Name:Mark Shapiro

Title:Chief Restructuring Officer

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Fire Mountain Restaurant, LLC
a Delaware limited liability company

By:_/Mark Shapiro/_________________

Name:Mark Shapiro

Title:Chief Restructuring Officer

FMP-Fresh Payroll, LLC,
a Texas limited liability company

By:_/Mark Shapiro/_________________

Name:Mark Shapiro

Title:Chief Restructuring Officer

FMP-Ovation Payroll, LLC,
a Texas limited liability company

By:_/Mark Shapiro/_________________

Name:Mark Shapiro

Title:Chief Restructuring Officer

FMP SA Management Group, LLC,
a Texas limited liability company

By:_/Mark Shapiro/_________________

Name:Mark Shapiro

Title:Chief Restructuring Officer

fOOD mANAGEMENT pARTNERS, iNC.,
a Texas corporation

By:_/Mark Shapiro/_________________

Name:Mark Shapiro

Title:Chief Restructuring Officer

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FRESH ACQUISITIONS, LLC,
a Delaware limited liability company

By:_/Mark Shapiro/_________________

Name:Mark Shapiro

Title:Chief Restructuring Officer

HomeTown Buffet, Inc.
a Minnesota corporation

By:_/Mark Shapiro/_________________

Name:Mark Shapiro

Title:Chief Restructuring Officer

OCB Purchasing Co.,
a Minnesota corporation

By:_/Mark Shapiro/_________________

Name:Mark Shapiro

Title:Chief Restructuring Officer

OCB Restaurant Company, LLC,
a Minnesota limited liability company

By:_/Mark Shapiro/_________________

Name:Mark Shapiro

Title:Chief Restructuring Officer

Ryan’s Restaurant Group, LLC,
a South Carolina limited liability company

By:_/Mark Shapiro/_________________

Name:Mark Shapiro

Title:Chief Restructuring Officer

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BUYER:

BBQ GROWTH, LLC
a California limited liability company

By:_/Jeff Crivello/____________

Name:Jeff Crivello

Title:CEO

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